                                                FILED PURSUANT TO RULE 424(B)(3)
                                                      REGISTRATION NO. 333-81980
                                                                     333-81980-3
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 12, 2002)

                              8,000,000 SECURITIES

                           BANKNORTH CAPITAL TRUST II
                         8% Trust Preferred Securities
                    Fully and unconditionally guaranteed by

                              Banknorth Group Logo
                                ---------------

     The 8% Trust Preferred Securities, each with $25 liquidation amount, are referred to in this prospectus supplement as the "capital securities." A brief description of the capital securities can be found under "Summary" in this prospectus supplement.

     The Trust will apply to have the capital securities listed on the New York Stock Exchange under the symbol "BGI PrT." Trading of the capital securities is expected to commence within 30 days after the capital securities are first issued.

     YOU SHOULD CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-6 IN DETERMINING WHETHER TO INVEST IN THE SECURITIES OFFERED HEREBY.
                                ---------------

     The capital securities and the related junior subordinated debentures and guarantee are not deposits or other obligations of a bank. They are not insured by the FDIC or any other government agency.
                                ---------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                             PER CAPITAL
                                                              SECURITY         TOTAL
                                                             -----------    ------------
Public offering price......................................     $25.00      $200,000,000
Underwriting commission to be paid by Banknorth Group,
  Inc......................................................     $.7875        $6,300,000
Proceeds (before expenses) to Banknorth Capital Trust II...     $25.00      $200,000,000

     Any accrued distributions on the capital securities from February 22, 2002 will be added to the public offering price.

     The underwriters expect to deliver the capital securities in book-entry form only through The Depository Trust Company on or about February 22, 2002.
                                ---------------

                          Joint Book-Running Managers


KEEFE, BRUYETTE & WOODS, INC.                                    LEHMAN BROTHERS

A.G. EDWARDS & SONS, INC.    MERRILL LYNCH & CO.    PRUDENTIAL SECURITIES    UBS WARBURG

SANDLER O'NEILL & PARTNERS, L.P.    STIFEL, NICOLAUS & COMPANY    U.S. BANCORP PIPER JAFFRAY
                                          INCORPORATED

February 14, 2002

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Summary.....................................................  S- 1
Risk Factors................................................  S- 6
Banknorth Group, Inc........................................  S-10
Banknorth Capital Trust II..................................  S-10
Use of Proceeds.............................................  S-11
Accounting Treatment........................................  S-11
Capitalization..............................................  S-12
Selected Consolidated Financial Data........................  S-13
Certain Terms of the Capital Securities.....................  S-15
Certain Terms of the Junior Subordinated Debentures.........  S-20
Relationship among the Capital Securities, the Junior
  Subordinated Debentures and the Guarantee.................  S-23
United States Federal Income Tax Consequences...............  S-24
ERISA Considerations........................................  S-30
Underwriting................................................  S-33
Legal Opinions..............................................  S-35
Experts.....................................................  S-36
                         PROSPECTUS
About this Prospectus.......................................     3
Where You Can Find More Information.........................     4
Forward-Looking Statements..................................     5
Banknorth Group, Inc........................................     6
The Trusts..................................................     7
Use of Proceeds.............................................     7
Ratios of Earnings to Fixed Charges.........................     8
Supervision and Regulation..................................     8
Description of Junior Subordinated Debt Securities..........    11
Description of Capital Securities...........................    21
Description of the Guarantee................................    30
Relationship among the Capital Securities, the corresponding
  Junior Subordinated Debt Securities and the Guarantees....    32
Book-Entry Issuance.........................................    33
Plan of Distribution........................................    35
Validity of Securities......................................    36
Experts.....................................................    36
Glossary....................................................    37

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the prospectus and in the documents referred to in this prospectus supplement and the prospectus and which are made available to the public. We have

                                       (i)
not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

     We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the capital securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

                                       (ii)

                                    SUMMARY

     The following information should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the capital securities and the related guarantee and junior subordinated debentures, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the capital securities. You should pay special attention to "Risk Factors," commencing on page S-6 of this prospectus supplement, to determine whether an investment in the capital securities is appropriate for you.

                             BANKNORTH GROUP, INC.

     Banknorth is a Maine corporation that is registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956. We offer a broad range of commercial and consumer banking and trust and investment advisory services and products through Banknorth, NA, which was formed on January 1, 2002 upon the consolidation of all nine of Banknorth's banking subsidiaries into a single national bank. Through subsidiaries of Banknorth, NA, we also are engaged in insurance brokerage, equipment leasing and financial planning activities. At December 31, 2001, we had consolidated total assets of $21.1 billion and stockholders' equity of $1.8 billion. Based on total assets at December 31, 2001, we are one of the 40 largest commercial banking organizations in the United States. Our principal executive offices are located at Two Portland Square, Portland, Maine 04112-9540, and our telephone number is
(207) 761-8500.

     Unless the context otherwise requires, the words "Banknorth," "we," "our" and "us" herein refer to Banknorth Group, Inc. and its consolidated subsidiaries.

                           BANKNORTH CAPITAL TRUST II

     Banknorth Capital Trust II is a business trust created under Delaware law by the trustees and us. The Trust was established solely for the following purposes:

     - issuing the capital securities, which represent undivided beneficial ownership interests in the Trust's assets;

     - issuing the common securities to us in a total liquidation amount equal to at least 3% of the Trust's total capital;

     - using the proceeds from these issuances to purchase our junior subordinated debentures;

     - maintaining the Trust's status as a grantor trust for federal income tax purposes; and

     - engaging in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

     Because the Trust was established only for the purposes listed above, the junior subordinated debentures will be the Trust's sole assets. Payments on the junior subordinated debentures will be the Trust's sole source of income. The Trust will issue only one series of capital securities.

                                  THE OFFERING

Title......................  Banknorth Capital Trust II 8% Trust Preferred
                             Securities.

Securities Offered.........  8,000,000 capital securities in denominations $25 each with an aggregate liquidation amount of $200,000,000. Each capital security will represent an undivided beneficial ownership interest in assets of Banknorth Capital Trust II. Each capital security will entitle its holder to receive quarterly distributions as described below.

Banknorth Capital Trust
II.........................  The issuer of the capital securities is Banknorth
                             Capital Trust II, a Delaware business trust. We created the Trust for the sole purpose of issuing the capital and common securities and using the proceeds from these issuances to purchase our 8% junior subordinated debentures due 2032 and engaging in the other transactions described below.

                             The Trust has five trustees. The administrative trustees are officers of Banknorth. The Bank of New York will act as the property trustee and The Bank of New York (Delaware) will act as the Delaware trustee of the Trust.

                             The Trust will hold the junior subordinated debentures that it receives from us in exchange for the proceeds from its issuance of the capital securities and common securities. We will pay interest on the junior subordinated debentures at the same rate and at the same times as the Trust makes payments on the capital securities. The Trust will use the payments it receives on the junior subordinated debentures to make the corresponding payments on the capital securities. We will guarantee payments made on the capital securities to the extent described below. Both the junior subordinated debentures and guarantee will be subordinated to the holders of our existing and future senior debt.

Distributions..............  If you purchase the capital securities, as an undivided beneficial owner in the junior subordinated debentures, you will be entitled to receive cumulative cash distributions at an annual rate of 8%. Interest on the junior subordinated debentures will accrue, and as a result distributions on the capital securities will accumulate, from the date of issuance, and will be paid quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning April 1, 2002, unless they are deferred as described below.

Distribution Deferral......  We can, on one or more occasions, defer the quarterly interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods. In other words, we may declare at our discretion up to a five-year interest payment moratorium on the junior subordinated debentures and may choose to do that on more than one occasion. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures, nor can we begin a new interest deferral period until we have paid all accrued interest on the junior subordinated debentures from the previous interest deferral period.

                             If we defer interest payments on the junior subordinated debentures, the Trust also will defer distributions on the capital securities.

                             Any deferred interest on the junior subordinated debentures will accrue additional interest at an annual rate of 8%, and, as a result, any deferred distributions will accumulate additional amounts at an annual rate of 8%, compounded quarterly. Once we pay all deferred interest payments on the junior subordinated debentures, with accrued interest, we can again defer interest payments on the junior subordinated debentures as described above, but not beyond the maturity date of the junior subordinated debentures.

                             During any period in which we defer interest payments on the junior subordinated debentures, we will not and our subsidiaries will not do any of the following, with certain limited exceptions:

                             - declare or pay any dividends or distributions, or
                               redeem, purchase, acquire, or make a liquidation payment on, any of our capital stock;

                             - make any payment of principal or interest or
                               premium, if any, on or repay, repurchase or redeem any of our debt securities (including other junior subordinated debentures) that rank equally with or junior in interest to the junior subordinated debentures; or

                             - make any guarantee payments on any guarantee of
                               debt securities of any of our subsidiaries
                               (including under other guarantees of junior subordinated debentures) if the guarantee ranks equally with or junior in interest to the junior subordinated debentures.

                             If we defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will be treated at that time as being issued with original issue discount for United States federal income tax purposes. This means you would be required to accrue interest income in an amount equal to the deferred distributions on your capital securities even though you would not be receiving any cash distributions on your capital securities. These amounts would be included in your gross income for United States federal income tax purposes. For more information, see "United States Federal Income Tax Consequences," commencing on page S-24 of this prospectus supplement.

Redemption.................  The Trust will redeem all of the outstanding capital securities when the junior subordinated debentures are repaid at maturity. The junior subordinated debentures are scheduled to mature on April 1, 2032.

                             In addition, if we redeem any junior subordinated debentures before their maturity, the Trust will use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a proportionate basis, the capital securities and the common securities. We can redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest in whole or in part on one or more occasions any time on or after April 1, 2007, or in whole at any time if certain changes occur in tax or investment company laws and regulations or in the treatment of the capital securities for bank regulatory purposes. These circumstances are more fully described below under "Certain Terms of the Capital Securities -- Redemption" on page S-16 of this prospectus supplement.

                             We will not redeem the junior subordinated debentures unless we obtain the prior approval of the Board of Governors of the Federal Reserve System to do so, if then required under the Federal Reserve Board's capital rules.

Liquidation Preference.....  Upon any dissolution, winding-up or liquidation of the Trust, the holders of the capital securities will be entitled to receive, out of assets held by the Trust, subject to the rights of any creditors of the Trust, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of the capital securities plus accumulated and unpaid distributions thereon to the date of payment (a "liquidation distribution"), unless, in connection with a dissolution of the Trust and distribution of the junior subordinated debentures described below under "-- Dissolution of the Trust and Distributions of the Junior Subordinated Debentures," junior subordinated debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accumulated and unpaid interest equal to accrued and unpaid distributions on, such capital securities are distributed to the holders of the capital securities. The Trust will be able to make a distribution of cash upon any dissolution, winding-up or dissolution only if we redeem the junior subordinated debentures.

The Guarantee..............  We will fully and unconditionally guarantee the payments of all amounts due on the capital securities to the extent the Trust has funds available for payment of such distributions.

                             We also are obligated to pay the expenses and obligations of the Trust (other than the Trust's obligations to make payments on the capital securities and common securities, which are covered only by the guarantee).

                             The guarantee does not cover payments when the Trust does not have sufficient funds to make payments on the capital securities. In other words, if we do not make a payment on the junior subordinated debentures, the Trust will not have sufficient funds to make payments on the capital securities, and the guarantee will not obligate us to make those payments on the Trust's behalf. In addition, our obligations under the guarantee are subordinate to our obligations to other creditors to the same extent as the junior subordinated debentures. For more information, see "Description of the Guarantee," commencing on page 30 of the accompanying prospectus.

Dissolution of the Trust
and Distributions of the
  Junior Subordinated
  Debentures...............  We can dissolve the Trust at any time and, after satisfaction of the creditors of the Trust, distribute the junior subordinated debentures to holders of the capital securities and the common securities on a proportionate basis, subject to obtaining the prior approval of the Federal Reserve Board to do so, if then required under the Federal Reserve Board's capital rules, and an opinion of an independent counsel that the distribution of the junior subordinated debentures will not be taxable to the holders of the capital securities for United States federal income tax purposes.

Use of Proceeds............  The Trust will invest all of the proceeds from the sale of the capital securities and the common securities in our junior subordinated debentures. The net proceeds to us from the offering of the capital securities are estimated to be $193,150,000, after we pay the underwriting commissions and expenses relating to the offering. We intend to use all of the proceeds from the sale of the capital securities for general corporate purposes. We expect the capital securities to qualify as Tier 1 capital under the capital guidelines of the Federal Reserve Board. For additional information, see "Use of Proceeds" on page S-11 of this prospectus supplement.

Listing....................  The Trust will apply to have the capital securities listed on the New York Stock Exchange. Trading is expected to commence within 30 days after the capital securities are first issued. You should be aware that the listing of the capital securities will not necessarily ensure that an active trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

                             If the Trust distributes the junior subordinated debentures, we will use our best efforts to list them on the New York Stock Exchange or wherever the capital securities are then listed.

Form of the Capital
Securities.................  The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York. This means that you will not receive a certificate for your capital securities and the capital securities will not be registered in your name. For more details, see "Book-Entry Issuance," commencing on page 33 of the accompanying prospectus.

                                  RISK FACTORS

     Your investment in the capital securities will involve certain risks. You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in this document, before deciding whether an investment in the capital securities is suitable for you.

     Because the Trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because the Trust may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment regarding the junior subordinated debentures as well as the capital securities. You should carefully review the information in the document about the capital securities, the guarantee and the junior subordinated debentures.

HOLDERS OF OUR SENIOR INDEBTEDNESS WILL GET PAID BEFORE YOU WILL GET PAID UNDER THE GUARANTEE.

     Our obligations to you under the junior subordinated debentures and the guarantee will be junior in right of payment to all of our existing and future senior debt. This means that we cannot make any payments to you on the junior subordinated debentures or the guarantee if we are in default on any of our senior debt. Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior obligations in full before any payments may be made on the junior subordinated debentures or the guarantee.

     As of December 31, 2001, we had outstanding senior debt of approximately $1.1 million. None of the indenture pursuant to which the junior subordinated debentures will be issued, the guarantee and the agreement governing the Trust limit our ability to incur additional senior debt.

     For more information, see "Certain Terms of the Junior Subordinated Debentures -- Ranking" on page S-21 of this prospectus supplement and "Description of the Guarantee -- Status of the Guarantees" on page 30 of the accompanying prospectus.

OUR RESULTS OF OPERATIONS DEPEND UPON THE RESULTS OF OPERATIONS OF OUR SUBSIDIARIES.

     We are a holding company that conducts substantially all of our operations through our bank and other subsidiaries. As a result, our ability to make payments on the junior subordinated debentures and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries.

     There are various regulatory restrictions on the ability of our banking subsidiary to pay dividends or make other payments to us. At December 31, 2001, our banking subsidiary could pay a total of approximately $186 million in dividends to us without prior regulatory approval.

     In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus your ability as a holder of the capital securities to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the capital securities will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries. Therefore, holders of the capital securities should look only to our assets for payments on the capital securities. Further, the junior subordinated debentures and the guarantee also will be effectively subordinated to all existing and future obligations of our subsidiaries.

     At December 31, 2001, our subsidiaries had outstanding debt and other liabilities, including deposits, of approximately $19.0 billion.

IF WE DO NOT MAKE PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES, THE TRUST WILL NOT BE ABLE TO PAY DISTRIBUTIONS AND OTHER PAYMENTS ON THE CAPITAL SECURITIES AND THE GUARANTEE WILL NOT APPLY.

     The Trust's ability to make timely distribution and redemption payments on the capital securities is completely dependent upon our making timely payments on the junior subordinated debentures. If we default on the junior subordinated debentures, the Trust will lack funds for the payments on the capital securities. If this happens, holders of capital securities will not be able to rely upon the guarantee for payment of such amounts because the guarantee only guarantees that we will make distribution and redemption payments on the capital securities if the Trust has the funds to do so itself but does not. Instead, you or the property trustee may proceed directly against us for payment of any amounts due on the capital securities.

     For more information, see "Certain Terms of the Capital Securities -- Trust Enforcement Events" on page S-19 of this prospectus supplement.

DISTRIBUTIONS ON THE CAPITAL SECURITIES COULD BE DEFERRED; YOU MAY HAVE TO INCLUDE INTEREST IN YOUR TAXABLE INCOME BEFORE YOU RECEIVE CASH.

     As long as the junior subordinated debentures are not in default, we can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods, but not beyond the maturity date of the junior subordinated debentures. Because interest payments on the junior subordinated debentures fund the distributions on the capital securities, each such deferral would result in a corresponding deferral of distributions on the capital securities.

     We do not intend to defer interest payments on the junior subordinated debentures. However, if we do so in the future, the capital securities may trade at a price that does not reflect fully the value of the accrued but unpaid distributions. Even if we do not do so, our right to defer interest payments on the junior subordinated debentures could mean that the market price for the capital securities may be more volatile than that of other securities without interest deferral rights.

     If we defer interest payments on the junior subordinated debentures, you will be required to accrue interest for United States federal income tax purposes in respect of your proportionate share of the accrued but unpaid interest on the junior subordinated debentures held by the Trust, even if you normally report income when received. As a result, you will be required to include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving any cash distribution. If you sell your capital securities prior to the record date for the first distribution after a deferral period, you will never receive the cash from us related to the accrued interest that you reported for tax purposes. You should consult with your own tax advisor regarding the tax consequences of an investment in the capital securities.

     For more information regarding the tax consequences of purchasing the capital securities, see "United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Capital Securities or Redemption of Junior Subordinated Debentures" on pages S-26 and S-28, respectively, of this prospectus supplement.

THE CAPITAL SECURITIES MAY BE REDEEMED PRIOR TO MATURITY; YOU MAY BE TAXED ON THE PROCEEDS AND YOU MAY NOT BE ABLE TO REINVEST THE PROCEEDS AT THE SAME OR A HIGHER RATE OF RETURN.

     The junior subordinated debentures (and therefore the capital securities) may be redeemed in whole or in part on one or more occasions any time on or after April 1, 2007 or in whole upon the occurrence of certain special events relating to changes in: tax law, including without limitation changes which would disallow deductions on our junior subordinated debentures; the Investment Company Act of 1940; or the treatment of the capital securities for bank regulatory capital purposes. Any such redemption would be subject to receipt of any necessary Federal Reserve Board approval. Recently, proposed legislation was introduced in the U.S. House of Representatives which would disallow deductions for U.S. income tax purposes on certain debt instruments issued after its date of enactment. We currently intend to issue the capital securities and the related junior subordinated debentures prior to the enactment of any such legislation, which if enacted in its current form otherwise possibly could be deemed to cover the capital securities and the related junior subordinated debentures under certain circumstances. We cannot provide you with any assurance, however, that legislation will not be enacted which would disallow deductions on securities such as the junior subordinated debentures and thus create a tax event which permits us to redeem the junior subordinated debentures and the capital securities. For additional information, see

"United States Federal Income Tax Consequences -- Possible Tax Law Changes" on page S-26 of this prospectus supplement.

     The redemption price for the junior subordinated debentures would be equal to 100% of the principal amount plus accrued and unpaid interest. If such a redemption happens, the Trust must use the redemption price it receives to redeem on a proportionate basis capital securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures redeemed.

     The redemption of the capital securities would be a taxable event to you for United States federal income tax purposes.

     In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the capital securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES MAY DEPRESS TRADING PRICES TO A PRICE BELOW THE PRICE THAT YOU PAID FOR THE CAPITAL SECURITIES.

     We have the right to dissolve the Trust at any time if the dissolution and any distribution of the junior subordinated debentures would not be taxable to the holders of the capital securities. If we dissolve the Trust, the Trust will be liquidated by distribution of the junior subordinated debentures to holders of the capital securities and the common securities after satisfaction of liabilities to creditors of the Trust.

     Your investment in the capital securities may decrease in value if the junior subordinated debentures are distributed to you upon a liquidation of the Trust. We cannot predict the liquidity of the market price or market prices, if any, for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending such distribution, may trade at a discount to the price that you paid to purchase the capital securities.

FEDERAL BANKING AUTHORITIES MAY RESTRICT THE ABILITY OF THE TRUST TO MAKE DISTRIBUTIONS ON OR REDEEM THE CAPITAL SECURITIES.

     Federal banking authorities will have the right to examine the Trust and its activities because the Trust is our subsidiary. Under certain circumstances, including any determination that our relationship to the Trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the ability of the Trust to make distributions on or to redeem the capital securities.

WE GENERALLY WILL CONTROL THE TRUST BECAUSE YOUR VOTING RIGHTS ARE VERY LIMITED.

     You will only have limited voting rights. In particular, you may not elect and remove any trustees, except when there is a default under the junior subordinated debentures. If such a default occurs, a majority in liquidation amount of the holders of the capital securities would be entitled to remove or appoint the property trustee and the Delaware trustee.

     For more information, see "Banknorth Capital Trust II" on page S-10 of this prospectus supplement.

ENFORCEMENT OF CERTAIN RIGHTS BY OR ON YOUR BEHALF IS LIMITED.

     The Bank of New York will act as the guarantee trustee under the capital securities guarantee. Its ability to take action on your behalf as guarantee trustee is limited. This is because our capital securities guarantee guarantees distributions on the capital securities only to the extent the Trust receives payments on the debentures and, upon liquidation of the Trust, other assets to which holders of the capital securities are entitled. Holders of capital securities will be able to exercise directly remedies available to the holders of the debentures or to assert any other rights in respect of the debentures only in limited circumstances.

See "Certain Terms of the Capital Securities -- Trust Enforcement Events" on page S-19 of this prospectus supplement.

THE CAPITAL SECURITIES ARE NOT INSURED.

     Neither the Federal Deposit Insurance Corporation nor any other government agency has insured the capital securities or any other of the other securities offered hereby.

HOLDERS OF CAPITAL SECURITIES WILL NOT BE PROTECTED FROM POTENTIAL HIGHLY-LEVERAGED TRANSACTIONS INVOLVING BANKNORTH.

     The indenture relating to the junior subordinated debentures provides that Banknorth may merge or consolidate with, or sell all or substantially all of its assets to, another person or entity so long as the successor person or entity expressly assumes Banknorth's obligations under the indenture, there is no event of default under the indenture and certain other conditions are met. The indenture provisions do not afford holders of the junior subordinated debentures protection in the event of a highly-leveraged or other transaction involving Banknorth that may adversely affect holders of the junior subordinated debentures.

THERE IS NO CURRENT PUBLIC MARKET FOR THE CAPITAL SECURITIES AND THEIR MARKET PRICE MAY DECLINE AFTER YOU INVEST.

     Prior to this offering, there has been no public market for the capital securities. The Trust will apply to have the capital securities listed on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the capital securities. In order to meet one of the requirements for listing on the New York Stock Exchange, the underwriters have undertaken to sell capital securities to a minimum of 400 beneficial holders. We cannot assure you that the capital securities will be listed on the New York Stock Exchange or, if listed, that the capital securities will continue to be approved for listing on the New York Stock Exchange. In addition, a listing does not guarantee that a trading market for the capital securities will develop or, if a trading market does develop, the depth of that market or the ability of the holders to sell their capital securities easily. The underwriters have advised us and the Trust that they intend to make a market in the capital securities prior to commencement of trading on the New York Stock Exchange, but they are not obligated to do so and may discontinue market making at any time without notice.

     Future trading prices of the capital securities may be subject to significant fluctuations in response to prevailing interest rates, our future operating results and financial condition, the market for similar securities and general economic and market conditions. The initial public offering price of the capital securities has been set at the liquidation amount of the capital securities and may be greater than the market price following the offering.

     The market price for the capital securities may decline during any period that we are deferring interest payments on the junior subordinated debentures. If this were the case, the capital securities would not trade at a price that accurately reflects the value of accumulated but unpaid interest on the underlying junior subordinated debentures.

THERE IS NO PUBLIC MARKET FOR THE JUNIOR SUBORDINATED DEBENTURES.

     As discussed above, we will have the right to dissolve the Trust and to distribute the junior subordinated debentures to holders of capital securities. Under those circumstances, we will use our best efforts to list the junior subordinated debentures on a market or an exchange. However, there is no existing market for the junior subordinated debentures and, if distributed to holders of capital securities, the junior subordinated debentures will be subject to risks similar to those described above.

                             BANKNORTH GROUP, INC.

     Banknorth is a Maine corporation that is registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956. We offer a broad range of commercial and consumer banking and trust and investment advisory services and products through Banknorth, NA, which was formed on January 1, 2002 upon the consolidation of all nine of Banknorth's banking subsidiaries into a single national bank. Through subsidiaries of Banknorth, NA, we also are engaged in insurance brokerage, equipment leasing and financial planning activities. At December 31, 2001, we had consolidated total assets of $21.1 billion and stockholders' equity of $1.8 billion. Based on total assets at December 31, 2001, we are one of the 40 largest commercial banking organizations in the United States. Our principal executive offices are located at Two Portland Square, Portland, Maine 04112-9540, and our telephone number is
(207) 761-8500.

                           BANKNORTH CAPITAL TRUST II

     Banknorth Capital Trust II is a business trust created under Delaware law by the trustees and us. The Trust was established solely for the following purposes:

     - issuing the capital securities, which represent undivided beneficial ownership interests in the Trust's assets;

     - issuing the common securities to us in a total liquidation amount equal to at least 3% of the Trust's total capital;

     - using the proceeds from these issuances to purchase our junior subordinated debentures;

     - maintaining the Trust's status as a grantor trust for federal income tax purposes; and

     - engaging in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

     Because the Trust was established only for the purposes listed above, the junior subordinated debentures will be the Trust's sole assets. Payments on the junior subordinated debentures will be the Trust's sole source of income. The Trust will issue only one series of capital securities.

     As issuer of the junior subordinated debentures, we will pay:

     - all fees, expenses and taxes related to the Trust and the offering of the capital securities and common securities; and

     - all ongoing costs, expenses and liabilities of the Trust, except obligations to make distributions and other payments on the common securities and the capital securities.

     For so long as the capital securities remain outstanding, we will:

     - own, directly or indirectly, all of the common securities;

     - cause the Trust to remain a business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the agreement pursuant to which the Trust was created;

     - use our commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940; and

     - take no action that would be reasonably likely to cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

THE TRUSTEES

     The business and affairs of the Trust will be conducted by its five trustees. The three administrative trustees will be individuals who are our employees. The fourth trustee, The Bank of New York, as property trustee, will hold title to the junior subordinated debentures for the benefit of the holders of the capital securities and will have the power to exercise all the rights and powers of a registered holder of the junior subordinated debentures.

     The fifth trustee, The Bank of New York (Delaware), as Delaware trustee, maintains its principal place of business in Delaware and meets the requirements of Delaware law for Delaware business trusts. In addition, The Bank of New York, as guarantee trustee, will hold the guarantee for the benefit of the holders of the capital securities.

     We have the sole right to appoint, remove and replace the trustees of the Trust, unless an event of default occurs with respect to the junior subordinated debentures. In that case, the holders of a majority in liquidation amount of the capital securities will have the right to remove and appoint the property trustee and the Delaware trustee.

ADDITIONAL INFORMATION

     For additional information concerning the Trust, see "The Trusts" on page 7 of the accompanying prospectus. The Trust will not be required to file any reports with the SEC after the issuance of the capital securities. As discussed below under the caption "Accounting Treatment," we will provide certain information concerning the Trust and the capital securities in the consolidated financial statements included in our own periodic reports to the SEC.

OFFICE OF THE TRUST

     The executive office of the Trust is c/o Banknorth Group, Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112-9540 and its telephone number is (207) 761-8500.

                                USE OF PROCEEDS

     The Trust will use the proceeds from the sale of the capital securities and the common securities to purchase our junior subordinated debentures. We anticipate that the net proceeds to us from the sale of the capital securities will be $193,150,000 after we pay the underwriting commissions and expenses relating to the offering. The net proceeds will be available to us for general corporate purposes. Initially, the net proceeds may be used to make short-term investments and repay short-term borrowings.

     We are required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. See "Regulation and Supervision of Banknorth -- Capital and Operational Requirements" on page 9 of the accompanying prospectus. On October 21, 1996, the Federal Reserve Board announced that cumulative capital securities having the characteristics of the capital securities could be included as Tier 1 capital for bank holding companies, provided that under current Federal Reserve Board guidelines no more than 25% of such bank holding company's Tier I capital may comprise capital securities and cumulative preferred stock. We expect that the capital securities will be treated as Tier 1 capital of Banknorth for these purposes. Such Tier 1 capital treatment, together with our ability to deduct, for federal income tax purposes, interest payable on the junior subordinated debentures, will provide us with a more cost-effective means of obtaining capital for bank regulatory purposes than other Tier 1 capital alternatives currently available to us.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as our subsidiary, and its accounts will be included in our consolidated financial statements.

     In our future financial reports, we will:

     - present the debentures as part of a separate line item in the liabilities section on our consolidated balance sheets;

     - record distributions payable on the capital securities as interest expense; and

     - include a footnote in our consolidated financial statements stating, among other things, that the sole assets of the Trust are the junior subordinated debentures issued by us and providing information about the capital securities, the junior subordinated debentures and the guarantee.

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization as of December 31, 2001 and as adjusted to reflect the issuance of the capital securities. You should read this table together with the detailed information and our financial statements included in the documents incorporated by reference herein. See "Where You Can Find More Information" on page 4 of the accompanying prospectus.

                                                                  DECEMBER 31, 2001
                                                              --------------------------
                                                                ACTUAL       AS ADJUSTED
                                                              -----------    -----------
                                                                    (IN THOUSANDS)
Deposits....................................................  $14,221,049    $14,221,049
FHLB advances...............................................    2,644,105      2,644,105
Federal funds purchased and securities sold under repurchase
  agreements................................................    1,620,555      1,620,555
Subordinated debt...........................................      200,000        200,000
Other borrowings............................................       43,972         43,972
Company obligated, mandatorily redeemable securities of
  subsidiary trusts holding solely parent junior
  subordinated debentures...................................       93,756(1)     293,756(2)
Other liabilities...........................................      464,034        464,034
                                                              -----------    -----------
     Total liabilities......................................   19,287,471     19,487,471
Shareholders' equity:
  Preferred stock...........................................           --             --
  Common stock..............................................        1,651          1,651
  Paid-in capital...........................................      958,764        958,764
  Retained earnings.........................................    1,056,678      1,056,678
  Unearned compensation.....................................       (1,017)        (1,017)
  Treasury stock............................................     (267,529)      (267,529)
  Other comprehensive income................................       40,568         40,568
                                                              -----------    -----------
     Total shareholders' equity.............................    1,789,115      1,789,115
                                                              -----------    -----------
Total liabilities and shareholders' equity..................  $21,076,586    $21,276,586
                                                              ===========    ===========

---------------

(1) Consists of $63.8 million of 9.06% capital securities of Peoples Heritage Capital Trust I due 2027 and $30.0 million of 10.52% capital securities of Banknorth Capital Trust I due 2027.

(2) Reflects the capital securities referred to in footnote (1) plus the capital securities offered hereby at their issue price. As described herein, the sole assets of the Trust, which is a subsidiary of Banknorth, will be $206.2 million aggregate principal amount of the junior subordinated debentures (including the amounts attributable to the issuance of the common securities of the Trust), which will mature on April 1, 2032. Banknorth will own all of the common securities issued by the Trust.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The selected consolidated financial data of Banknorth set forth below should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements, including the related notes, included in the documents incorporated herein by reference. See "Where you Can Find More Information" on page 4 of the accompanying prospectus.

                                                         DECEMBER 31,
                              -------------------------------------------------------------------
                                 2001          2000          1999          1998          1997
                              -----------   -----------   -----------   -----------   -----------
BALANCE SHEET DATA:
Total assets................  $21,076,586   $18,233,810   $18,508,264   $16,453,120   $15,332,821
Debt and equity
  securities................    6,156,861     5,880,658     6,873,182     4,379,774     3,617,236
Total loans and leases, net
  (1).......................   12,525,493    10,692,112     9,699,608     9,770,039     9,862,103
Goodwill and other
  intangibles...............      466,633       185,520       184,381       204,587       158,535
Deposits....................   14,221,049    12,107,256    11,710,501    12,016,212    11,088,410
Borrowings..................    4,602,388     4,659,390     5,466,253     3,040,173     2,904,286
Shareholders' equity........    1,789,115     1,330,857     1,192,274     1,222,390     1,164,383
Nonperforming assets........       79,123        67,132        69,192        89,021        98,125
Book value per share........        11.83          9.42          8.22          8.37          7.97
Tangible book value per
  share.....................         8.75          8.11          6.95          6.97          6.88

                                                      YEAR ENDED DECEMBER 31,
                                   --------------------------------------------------------------
                                      2001         2000         1999         1998         1997
                                   ----------   ----------   ----------   ----------   ----------
OPERATIONS DATA:
Interest and dividend income.....  $1,263,789   $1,330,287   $1,227,519   $1,146,160   $1,056,027
Interest expense.................     583,825      726,663      613,124      567,860      500,136
                                   ----------   ----------   ----------   ----------   ----------
Net interest income..............     679,964      603,624      614,395      578,300      555,891
Provision for loan and lease
  losses.........................      41,889       23,819       23,575       23,775       15,763
                                   ----------   ----------   ----------   ----------   ----------
Net interest income after
  provision for loan and lease
  losses.........................     638,075      579,805      590,820      554,525      540,128
Net securities gains (losses)
  (2)............................       1,329      (15,456)         655        6,423        2,837
Other noninterest income.........     239,176      226,644      191,140      161,124      134,144
Noninterest expense (excluding
  special charges)...............     501,782      459,459      460,306      446,110      429,874
Special charges (3)..............       7,614       43,007       28,002       61,140       23,559
                                   ----------   ----------   ----------   ----------   ----------
Income before income tax
  expense........................     369,184      288,527      294,307      214,822      223,676
Income tax expense...............     126,202       96,793       97,349       73,078       78,188
Extraordinary item, net of tax...      (3,897)          --           --           --           --
Cumulative effect of change in
  accounting principle, net of
  tax............................        (290)          --           --           --           --
                                   ----------   ----------   ----------   ----------   ----------
Net income.......................  $  238,795   $  191,734   $  196,958   $  141,744   $  145,488
                                   ==========   ==========   ==========   ==========   ==========
Net income per share (4):
  Basic..........................  $     1.70   $     1.33   $     1.35   $     0.97   $     1.00
  Diluted........................        1.68         1.32         1.34         0.95         0.98
Dividends per share..............        0.53         0.50         0.47         0.44         0.38

                                                         AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                         -------------------------------------
                                                         2001    2000    1999    1998    1997
                                                         -----   -----   -----   -----   -----
OTHER DATA:
Return on average assets...............................   1.29%   1.05%   1.12%   0.90%   1.05%
Return on average equity...............................  16.48   15.69   16.42   11.96   13.01
Average equity to average assets.......................   7.82    6.66    6.81    7.55    8.07
Interest rate spread (5)...............................   3.42    3.05    3.33    3.46    3.75
Net interest margin (5)................................   3.99    3.60    3.80    4.02    4.33
Tier 1 leverage capital ratio at end of period.........   7.14    7.02    6.75    7.22    7.65
Dividend payout ratio..................................  30.27   36.91   33.19   40.38   39.60
Efficiency ratio (6)...................................  54.59   55.34   57.14   60.33   62.30
Nonperforming assets as a percent of total assets at
  end of period........................................   0.38    0.37    0.37    0.54    0.64

---------------

(1) Does not include loans held for sale.

(2) In 2000, includes a $15.9 million pre-tax loss incurred in connection with the restructuring of our portfolio of investment securities.

(3) Special charges consist of merger-related expenses and, in 1997, a $7.2 million pre-tax charge relating to an acquired subsidiary, in 1999, a $7.4 million pre-tax charge relating to our exit from the correspondent mortgage banking business, in 2000, $1.4 million of pre-tax expenses related to the closing of 11 branch offices, and in 2001, $1.9 million of pre-tax expenses related to branch closings, a $1.0 million pre-tax charge related to subsidiary bank charter consolidations and a $900 thousand pre-tax charge related to asset write-downs.

(4) Excluding special charges and, in 2001, the cumulative effect of change in accounting principle and extraordinary item, and in 2000, a loss on restructuring the investment portfolio, our basic income per share would have been $1.76, $1.63, $1.49, $1.28 and $1.11 for the years ended December 31, 2001, 2000, 1999, 1998 and 1997, respectively, and our diluted income per share would have been $1.75, $1.62, $1.48, $1.25 and $1.08 for the same respective periods.

(5) Ratios are on a fully-tax equivalent basis.

(6) The efficiency ratio represents operating expenses, excluding special charges as a percentage of net interest income and noninterest income, excluding securities transactions.

                    CERTAIN TERMS OF THE CAPITAL SECURITIES

     We have summarized below certain terms of the capital securities. This summary supplements the general description of the capital securities under the caption "Description of Capital Securities" and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the capital securities. For more information, we refer you to the certificate of trust, the form of the amended and restated trust agreement and the form of capital security certificate (which will be substantially similar to the form of the capital securities), which we filed as exhibits to the registration statement of which the prospectus is a part.

     The capital securities represent undivided beneficial ownership interests in the assets of the Trust. The only assets of the Trust will be the junior subordinated debentures. The capital securities will rank equally with the common securities except as described below under the caption " -- Subordination of Common Securities" in this section.

DISTRIBUTIONS

     As an undivided beneficial owner in the junior subordinated debentures, you will receive distributions on the capital securities that are cumulative and will accumulate from the date of issuance at the annual rate of 8% of the liquidation amount of $25 for each capital security. Interest on the junior subordinated debentures will accrue and, as a result, distributions on the capital securities will accumulate and will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning April 1, 2002. The amount of distributions payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month. If the capital securities are issued in the form of global securities, as is expected, the record date for determining who will receive distributions on the capital securities will be the business day preceding the payment date for such distributions; otherwise the record date will be the fifteenth day preceding the payment date for such distributions. For more information on global securities, see "-- Global Securities; Book-Entry Issue" below, and under the caption "Book-Entry Issuance" commencing on page 33 of the accompanying prospectus.

     Interest not paid when due will accrue additional interest at the annual rate of 8% on the amount of unpaid interest, compounded quarterly. As a result, distributions not paid when due will accumulate additional distributions at the annual rate of 8% on the amount of unpaid distributions, compounded quarterly. When we refer to any payment of distributions, the term "distributions" includes any such additional accumulated distributions.

     If distributions are payable on a date that is not a "business day," payment will be made on the next business day and without any interest or other payment as a result of such delay. A "business day" means each day except Saturday, Sunday and any day on which banking institutions in the cities of New York, New York or Portland, Maine are authorized or required by law to close or on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

     The Trust's income available for the payment of distributions will be limited to our payments made on the junior subordinated debentures. As a result, if we do not make interest payments on the junior subordinated debentures, then the Trust will not have funds to make distributions on the capital securities.

DEFERRAL OF DISTRIBUTIONS

     If the junior subordinated debentures are not in default, we can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly interest payment periods. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. If we defer interest payments on the junior subordinated debentures, the Trust also will defer distributions on the capital securities. During a deferral period, interest on the junior subordinated debentures will accrue and compound quarterly at the annual rate of 8%, to the extent permitted by applicable law, and as a result distributions otherwise due to you would continue to accumulate from the date that these distributions were due.

     Once we make all deferred interest payments on the junior subordinated debentures, we again can defer interest payments on the junior subordinated debentures in the same manner as discussed above. As a result, there could be multiple periods of varying length during which you would not receive cash distributions from the Trust.

     We currently do not intend to defer interest payments on the junior subordinated debentures. If we defer such interest payments, however, neither we nor our subsidiaries generally will be permitted to pay dividends on or repurchase shares of our capital stock or make payments on debt securities or guarantees that rank equal or junior to the junior subordinated debentures and the guarantee. These limitations are described in greater detail below under the caption "Certain Terms of the Junior Subordinated Debentures -- Option to Defer Interest Payments" commencing on page S-21 of this prospectus supplement.

     If we choose to defer payments of interest on the junior subordinated debentures, then the junior subordinated debentures would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means you will be required to include your share of the accrued but unpaid interest on the junior subordinated debentures in your gross income for United States federal income tax purposes before you receive cash distributions from the Trust. This treatment will apply as long as you own capital securities. For more information, see below under the caption "United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" commencing on page S-26 of this prospectus supplement.

PAYMENT OF DISTRIBUTIONS

     Distributions on the capital securities will be payable to holders on the relevant record date. As long as the capital securities are only in book-entry form, the record date for the payment of distributions will be one business day before the distribution date. If the capital securities are ever issued in certificated form, the record date for the payment of distributions will be the fifteenth day before the relevant payment date. Distributions payable on any capital securities that are not paid on the scheduled distribution date will cease to be payable to the person in whose name such capital securities are registered on the relevant record date, and such distribution will instead be payable to the person in whose name such capital securities are registered on a special record date set for this purpose.

     Payments on the capital securities while they are in book-entry form will be made in immediately available funds to DTC, the depositary for the capital securities.

REDEMPTION

     We may redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest:

     - in whole or in part, on one or more occasions at any time on or after April 1, 2007 or

     - in whole at any time if certain changes occur in tax or investment company laws and regulations, or in the treatment of the capital securities for bank regulatory capital purposes. These events, which we refer to as "Special Events," are described in detail below under the caption "-- Redemption Upon a Special Event."

     We may not redeem the junior subordinated debentures unless we receive the prior approval of the Federal Reserve Board to do so, if that approval is then required under the Federal Reserve Board's capital rules.

     When we repay the junior subordinated debentures, either at maturity on April 1, 2032 or upon early redemption (as discussed above), the Trust will use the cash it receives from the repayment or redemption of the junior subordinated debentures to redeem a corresponding amount of the capital securities and common securities. The redemption price for the capital securities will be equal to the liquidation amount, $25 per capital security, plus accumulated but unpaid distributions on the capital securities to the redemption date.

     If less than all the capital securities and the common securities are redeemed, the total amount of the capital securities and the common securities to be redeemed will be allocated proportionately among the capital securities and common securities, unless an event of default under the junior subordinated debentures or similar event has occurred, as described below under the caption "-- Subordination of Common Securities" in this section.

     If we do not elect to redeem the junior subordinated debentures, then the capital securities will remain outstanding until the repayment of the junior subordinated debentures unless we liquidate the Trust and distribute the junior subordinated debentures to you. For more information, see "-- Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures" in this section.

REDEMPTION UPON A SPECIAL EVENT

     If a Special Event has occurred and is continuing, and we cannot cure that event by some reasonable action, then we may redeem the junior subordinated debentures within 90 days following the occurrence of the Special Event. A "Special Event" means, for these purposes, the occurrence of a "Tax Event," a "Regulatory Capital Event" or an "Investment Company Event." We summarize each of these events below.

     A "Tax Event" means that either we or the Trust will have received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:

     - amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation; or

     - interpretation or application of the laws, enumerated in the preceding bullet point, or regulations by any court, governmental agency or regulatory authority,

     there is more than an insubstantial risk that:

     - the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received on the junior subordinated debentures;

     - interest payable by us to the Trust on the junior subordinated debentures is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

     - the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

     A "Regulatory Capital Event" means the reasonable determination by us that, as a result of any:

     - amendment to, or change (including any prospective change) in, the laws or any applicable regulation of the United States or any political subdivision; or

     - official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations,

which amendment, change, pronouncement or action is effective or announced on or after the date of issuance the capital securities, there is more than an insubstantial risk of impairment of our ability to treat the capital securities (or any substantial portion) as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve in effect and applicable to us.

     An "Investment Company Event" means the receipt by us and the Trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

     - change in law or regulation; or

     - change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the capital securities.

REDEMPTION PROCEDURES

     The Trust will give you at least 30 days' but not more than 60 days' notice before any redemption of capital securities. To the extent funds are available for payment, the Trust will irrevocably deposit with DTC sufficient funds to pay the redemption amount for the capital securities being redeemed. The Trust also will give DTC irrevocable instructions and authority to pay the redemption amount to its participants. Any distribution to be paid on or before a redemption date for any capital securities called for redemption will be payable to the registered holders on the record date for the distribution.

     Once notice of redemption is given and the Trust irrevocably deposits the redemption amount, additional distributions on the capital securities will cease to accumulate from and after the redemption date. In addition, all rights of the holders of the capital securities called for redemption will cease, except for the right to receive distributions payable prior to the redemption date and the redemption amount.

     If any redemption date is not a business day, the redemption amount will be payable on the next business day, without any interest or other payment in respect of any such delay.

     If payment of the redemption amount for any capital securities called for redemption is not paid because the payment of the redemption price on the junior subordinated debentures is not made, interest on the junior subordinated debentures will continue to accrue from the originally scheduled redemption date to the actual date of payment, and, as a result, distributions on the capital securities will continue to accumulate.

     In addition, we may and our affiliates may, at any time, purchase outstanding capital securities by tender, in the open market or by private agreement.

OPTIONAL LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     We may dissolve the Trust at any time, and after satisfying the creditors of the Trust, may cause the junior subordinated debentures to be distributed to the holders of the capital securities. We may not dissolve the Trust, however, unless we first receive:

     - the approval of the Federal Reserve Board to do so, if that approval is then required under the Federal Reserve Board's capital rules; and

     - an opinion of independent counsel that the distribution of the junior subordinated debentures will not be taxable to the holders for United States federal income tax purposes.

     See below under the caption "Certain Terms of the Junior Subordinated Debentures -- Distribution of Junior Subordinated Debentures" on page S-21 of this prospectus supplement.

     If we elect to dissolve the Trust, thus causing the junior subordinated debentures to be distributed to the holders of the capital securities, we will continue to have the right to redeem the junior subordinated debentures in certain circumstances as described above.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions or any redemption or liquidation amounts by the Trust regarding the capital securities and the common securities will be made proportionately based on the total liquidation amounts of the securities. However, if we are in default under the junior subordinated debentures, the Trust will make no payments on the common securities until all unpaid amounts on the capital securities have been provided for or paid in full.

TRUST ENFORCEMENT EVENTS

     An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a "Trust Enforcement Event." For more information on events of default under the indenture, see "Description of Junior Subordinated Debt Securities -- Events of Default" in the accompanying prospectus. Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debentures, will have the right under the indenture to declare the principal amount of the junior subordinated debentures due and payable. The amended and restated trust agreement does not provide for any other events of default.

     If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the junior subordinated debentures and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debentures when due, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder's capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

     Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

VOTING RIGHTS

     Holders of capital securities will have only limited voting rights. In particular, holders of capital securities may not elect or remove any trustee, except when there is a default under the junior subordinated debentures. If such a default occurs, a majority in liquidation amount of the holders of the capital securities would be entitled to remove or appoint the property trustee and the Delaware trustee.

REMEDIES

     So long as any junior subordinated debentures are held by the property trustee, the holders of a majority of all outstanding capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any power conferred upon the property trustee under the amended and restated trust agreement, including the right to direct the property trustee, as holder of the junior subordinated debentures to:

     - exercise the remedies available to it under the indenture as a holder of the junior subordinated debentures, including the right to rescind or annul a declaration that the principal of all the junior subordinated indentures will be due and payable;

     - consent to any amendment, modification or termination of the indenture or the junior subordinated debentures; or

     - waive any past default that is waivable under the indenture.

     However, where a consent or action under the indenture would require the consent or action of the holders of more than a majority of the total principal amount of junior subordinated debentures affected by it, only the holders of that greater percentage of the capital securities may direct the property trustee to give the consent or to take such action. See "Description of Capital Securities -- Voting Rights; Amendment of Each Trust Agreement" on page 27 of the accompanying prospectus.

     If an event of default under the indenture has occurred and is continuing, the holders of 25% of the total liquidation amount of the capital securities may direct the property trustee to declare the principal and interest on the junior subordinated debentures due and payable.

MEETINGS

     Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities in the manner described in the amended and restated trust agreement.

     No vote or consent of the holders of capital securities will be required for the Trust to redeem and cancel its capital securities in accordance with the amended and restated trust agreement.

GLOBAL SECURITIES; BOOK-ENTRY ISSUE

     We expect that the capital securities will be issued in the form of global securities held by The Depository Trust Company as described under the caption "Book-Entry Issuance" commencing on page 33 of the accompanying prospectus.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the amended and restated trust agreement and, after a Trust Enforcement Event which has not been cured or waived, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the amended and restated trust agreement at the request of any holder of capital securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred in connection with taking that action.

              CERTAIN TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

     We have summarized below certain terms of the junior subordinated debentures. This summary supplements the general description of these securities under the caption "Description of Junior Subordinated Debt Securities" and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the junior subordinated debentures. For more information, we refer you to the indenture and the form of the junior subordinated debentures, which we filed as exhibits to the registration statement of which the accompanying prospectus is a part.

     The junior subordinated debentures will be issued pursuant to an indenture between us and The Bank of New York as indenture trustee. The indenture provides for the issuance from time to time of junior subordinated debentures in an unlimited dollar amount and an unlimited number of series.

INTEREST RATE AND MATURITY

     The junior subordinated debentures will bear interest at the annual rate of 8%, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning April 1, 2002. Interest payments not paid when due will themselves accrue additional interest at the annual rate of 8% on the amount of unpaid interest, to the extent permitted by law, compounded quarterly. The amount of interest payable for any period will be computed based on a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month. The distribution provisions of the capital securities correspond to the interest payment provisions for the junior subordinated debentures because the capital securities represent undivided beneficial ownership interests in the junior subordinated debentures.

     The junior subordinated debentures do not have a sinking fund. This means that we are not required to make any principal payments prior to maturity.

     The junior subordinated debentures will mature on April 1, 2032.

RANKING

     The junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all our senior debt.

     As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary.

     The capital securities, the junior subordinated debentures and the guarantee do not limit our or our subsidiaries' ability to incur additional debt, including debt that ranks senior in priority of payment to the junior subordinated debentures and the guarantee. At December 31, 2001, approximately $1.1 million of our senior debt was outstanding. In addition, the junior subordinated debentures will be effectively subordinated to all our subsidiaries' existing and future obligations. At December 31, 2001, our subsidiaries had outstanding debt and other liabilities, including deposits, of approximately $19.0 billion.

REDEMPTION

     We may, under certain circumstances, redeem some or all of the junior subordinated debentures before their maturity. For more information, see above under the caption "Certain Terms of the Capital Securities -- Redemption" on page S-16 of this prospectus supplement.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     If the property trustee distributes the junior subordinated debentures to the holders of the capital securities and the common securities upon the liquidation of the Trust, we will cause the junior subordinated debentures to be issued in denominations of $25 principal amount and integral multiples thereof. We anticipate that the junior subordinated debentures would be distributed in the form of one or more global securities and that DTC would act as depositary for the junior subordinated debentures. The depositary arrangements for the junior subordinated debentures would be substantially the same as those in effect for the capital securities.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see "Book-Entry Issuance" commencing on page 33 of the accompanying prospectus.

OPTION TO DEFER INTEREST PAYMENTS

     We can defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly interest payment periods if the junior subordinated debentures are not in default. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. During the deferral period, interest will continue to accrue on the junior subordinated debentures, compounded quarterly, and deferred interest payments will accrue additional interest at 8%. No interest will be due and payable on the junior subordinated debentures until the end of the deferral period except upon a redemption of the junior subordinated debentures during a deferral period.

     We may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or on any redemption date, we will be obligated to pay all accrued and unpaid interest.

     Once we pay all accrued and unpaid interest on the junior subordinated debentures, we again can defer interest payments on the junior subordinated debentures as described above, provided that a deferral period cannot extend beyond the maturity date of the junior subordinated debentures.

CERTAIN LIMITATIONS DURING A DEFERRAL PERIOD

     During any deferral period, we will not and our subsidiaries will not be permitted to:

     - declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

     - make any payment of principal of interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other junior subordinated debentures) that rank equally with or junior in interest to the junior subordinated debentures; or

     - make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees of junior subordinated debentures) if the guarantee ranks equally with or junior in interest to the junior subordinated debentures.

     However, at any time, including during a deferral period, we will be permitted to:

     - pay dividends or distributions in additional shares of our capital stock;

     - make payments under the guarantee of the series of the capital securities and the common securities;

     - declare or pay a dividend in connection with the implementation of a shareholders' rights plan, or issue stock under such a plan or repurchase such rights; and

     - purchase common stock for issuance pursuant to any of our employee benefit plans.

NOTICE

     We will give the Trust, the administrative trustees and the property trustee notice if we decide to defer interest payments on the junior subordinated debentures. We will give that notice five business days before the earlier of:

     - the next date distributions on the capital securities are payable; or

     - the date the Trust is required to give notice to the New York Stock Exchange (or any applicable self-regulatory organization) or to holders of the capital securities on the record date or the date any distribution is payable, but in any event at least five business days before the record date.

     The administrative trustees will give notice to the holders of capital securities if we decide to defer interest payments on the junior subordinated debentures.

AGREEMENT BY PURCHASERS OF CERTAIN TAX TREATMENT

     Each junior subordinated debenture will provide that, by acceptance of the junior subordinated debentures, or a beneficial interest therein, the holder of the junior subordinated debenture intends that such junior subordinated debenture constitutes debt and agrees to treat it as debt for United States federal, state and local tax purposes.

MISCELLANEOUS

     Under an expense agreement entered into by us under the amended and restated trust agreement, we will irrevocably and unconditionally guarantee, to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to you under the terms of the capital securities or other similar interests.

                 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of distributions and other amounts due on the capital securities are irrevocably guaranteed by us, to the extent the Trust has funds available for the payment of such distributions, as described under "Description of the Guarantee" on page 30 of the accompanying prospectus.

     If we do not make payments under the junior subordinated debentures, the Trust will not have sufficient funds to pay distributions or other amounts due on the capital securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions. In that event, a holder of capital securities may institute a legal proceeding directly against us to enforce payment of the junior subordinated debentures to such holder in accordance with their terms, including our right to defer interest payments.

     Taken together, our obligations under the amended and restated trust agreement, the junior subordinated debentures, the indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the capital securities.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest, principal and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the capital securities because of the following factors:

     - the total principal amount of the junior subordinated debentures will be equal to the sum of the total stated liquidation amount of the capital securities and the common securities;

     - the interest rate and payment dates on the junior subordinated debentures will match the distribution rate and payment dates for the capital securities;

     - as borrower, we will pay, and the Trust will not be obligated to pay, all costs, expenses and liabilities of the Trust except the Trust's obligations under the capital securities and common securities; and

     - the amended and restated trust agreement further provides that the Trust will engage only in activity that is consistent with the limited purposes of the Trust.

     We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we make a related payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     If a Trust Enforcement Event occurs, the holders of capital securities would rely on the enforcement by the property trustee of its rights as registered holder of the junior subordinated debentures against us. In addition, the holders of a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as the holder of the junior subordinated debentures.

     If the property trustee fails to enforce its rights under the junior subordinated debentures in respect of an event of default under the indenture after a holder of capital securities has made a written request, such holder may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the junior subordinated debentures. In addition, if we fail to pay interest or principal on the junior subordinated debentures, a holder of capital securities may institute a proceeding directly against us for enforcement of payment to that holder of the principal of or interest on junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder's capital securities (which we refer to as a "direct action"). In connection with such a direct action, we will have the right to set off any payment made to such holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

LIMITED PURPOSE OF TRUST

     The capital securities evidence undivided beneficial ownership interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing the common securities and capital securities and using the proceeds therefrom to purchase the junior subordinated debentures. A principal difference between the rights of a holder of capital securities and a holder of junior subordinated debentures is that a holder of junior subordinated debentures is entitled to receive from us the principal of and interest accrued on junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions to the extent the Trust has funds available for the payment of such distributions.

RIGHTS UPON DISSOLUTION

     Upon any dissolution, winding-up or liquidation of the Trust involving the liquidation of the junior subordinated debentures, the holders of the capital securities will be entitled to receive, out of assets held by the Trust, subject to the rights of any creditors of the Trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debentures, would be our subordinated creditor, subordinated in right of payment to all senior debt as described in the indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive payments or distributions. Because we are the guarantor under the guarantee and, under the indenture, as borrower, we have agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the capital securities), the positions of a holder of capital securities and a holder of the junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the capital securities and the junior subordinated debentures as of the date of this prospectus supplement. Where noted, it constitutes the opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel to Banknorth and the Trust.

     Except where we state otherwise, this summary deals only with capital securities and junior subordinated debentures held as capital assets by a holder who:

     - is a United States person (as defined below), and

     - purchases the capital securities upon original issuance at their original issue price.

     A "United States person" is a holder who is one of the following:

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust

             - that is subject to the primary supervision of a court within the
               United States and the control of one or more United States persons, or

             - that has a valid election in effect under applicable United
               States Treasury regulations to be treated as a United States person.

     Your tax treatment may vary depending on your particular situation. This summary does not address all the tax consequences that may be relevant to holders that are subject to special tax treatment, such as:

     - dealers in securities or currencies;

     - financial institutions;

     - tax-exempt investors;

     - traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

     - insurance companies;

     - persons holding capital securities or junior subordinated debentures as part of a hedging, conversion, integrated or constructive sale transaction;

     - persons holding capital securities or junior subordinated debentures as part of a straddle; or

     - United States persons whose functional currency is not the United States dollar.

     In addition, this summary does not include any description of the tax laws of any state, local or foreign government and any description of alternative minimum tax consequences.

     Furthermore, if a partnership holds capital securities or junior subordinated debentures, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding capital securities or junior subordinated debentures, you should consult your own tax advisor.

     This summary is based on the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), the Treasury regulations promulgated under the Code and administrative and judicial interpretations thereof. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the issuance date of the capital securities or junior subordinated debentures.

     The authorities on which this summary is based are subject to various interpretations, and the opinions of Elias, Matz, Tiernan & Herrick L.L.P. are not binding on the Internal Revenue Service (which we refer to as the "IRS") or the courts. Either the IRS or the courts could disagree with the explanations or conclusions contained in this summary.

     The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your own tax advisor regarding the tax consequences to you of the purchase, ownership and disposition of the capital securities and the junior subordinated debentures, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws. For a discussion of the possible redemption of the capital securities upon the occurrence of a Tax Event, see "Certain Terms of the Capital Securities -- Redemption Upon a Special Event" commencing on page S-17 of this prospectus supplement.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the capital securities, Elias, Matz, Tiernan & Herrick L.L.P. is of the opinion that under current law and assuming full compliance with the terms of the amended and restated trust agreement, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial ownership interest in the junior subordinated debentures. Thus, you will be required to include in your gross income your proportionate share of the interest income or original issue discount that is paid or accrued on the junior subordinated debentures. See below under the caption "-- Interest Income and Original Issue Discount" in this section.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     Banknorth, the Trust and you (by your acceptance of a beneficial ownership interest in a capital security) agree to treat the junior subordinated debentures as indebtedness for all United States tax purposes. In connection with the issuance of the junior subordinated debentures, Elias, Matz, Tiernan & Herrick L.L.P. is of the opinion that under current law, and based on certain representations, facts and assumptions set forth in its opinion, the junior subordinated debentures will be classified as indebtedness for United States federal income tax purposes.

POSSIBLE TAX LAW CHANGES

     On January 24, 2002, Representative Charles B. Rangel introduced in the U.S. House of Representatives proposed legislation known as the "Emergency Worker and Investor Protection Act of 2002." The proposed legislation was introduced in the wake of the highly-publicized bankruptcy filing by Enron and would, among other things, disallow a deduction for United States tax purposes for certain indebtedness, including in the case of an SEC registrant:

     "(i) any indebtedness of such registrant if such indebtedness is not shown in the certified annual report as part of the total liabilities of such registrant, and

     (ii) any indebtedness of an off-balance-sheet entity if the proceeds from the issuance of such indebtedness are used directly or indirectly to acquire stock (or other ownership interest) in such registrant."

If either of the foregoing provisions was deemed to apply to the junior subordinated debentures, we might be unable to deduct interest payments on the junior subordinated debentures. This legislation is proposed to be effective for instruments issued on or after the date of enactment of such legislation. Consequently, as drafted, this legislation would not affect the capital securities or junior subordinated debentures or otherwise result in a Tax Event as described under "Certain Terms of the Capital Securities --
Redemption Upon a Special Event" commencing on page S-17 of this prospectus supplement. However, there can be no assurance that the proposed legislation, final legislation or any other future legislative proposals will not adversely affect our ability to deduct interest on the junior subordinated debentures or otherwise affect the tax treatment of the transactions described in this prospectus supplement. Such a change could, if applicable to the junior subordinated debentures or capital securities, give rise to a Tax Event, which would permit us to cause a redemption of the capital securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     We anticipate that the junior subordinated debentures will not be issued with an issue price that is less than their stated redemption price at maturity. Under applicable United States Treasury regulations, a contingency that stated interest will not be timely paid that is "remote" will be ignored in determining whether a debt instrument is issued with original issue discount (which we refer to as "OID"). As a result of terms and conditions of the junior subordinated debentures that prohibit payments with respect to our capital stock and indebtedness if we elect to defer interest payments, we believe that the likelihood of our exercising our option to defer payments is remote. Based on the foregoing, we believe that the junior subordinated debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, you should include in gross income your allocable share of interest on the junior subordinated debentures at the time that it is paid or accrued in accordance with your regular method of accounting, although the IRS could take a contrary position. The following discussion assumes that unless and until we exercise our own option to defer interest on the junior subordinated debentures, the junior subordinated debentures will not be treated as issued with OID.

     If the option to defer any payment of interest was determined not to be "remote" or we exercise our right to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will become OID instruments at such time. In such case, you will be subject to the special OID rules described below. Once the junior subordinated debentures become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

     Under the OID economic accrual rules, the following occur:

     - regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the junior subordinated debentures using the constant-yield-to-maturity method of accrual described in section 1272 of the Code;

     - the actual cash payments of interest you receive on the junior subordinated debentures would not be reported separately as taxable income;

     - any amount of OID included in your gross income (whether or not during a deferral period) with respect to the capital securities would increase your tax basis in such capital securities; and

     - the amount of distributions in respect of such accrued OID would reduce your tax basis in such capital securities.

     Because the junior subordinated debentures are debt for tax purposes, corporate holders will not be entitled to a dividends received deduction with respect to any income recognized on the capital securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON DISSOLUTION OF THE TRUST

     As described under the caption "Certain Terms of the Capital Securities -- Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures" on page S-18 of this prospectus supplement, the junior subordinated debentures held by the Trust may be distributed to you in exchange for your capital securities if the Trust is liquidated before the maturity of the junior subordinated debentures, as long as we first receive:

     - the approval of the Federal Reserve Board to do so, if that approval is then required under the Federal Reserve Board's capital rules; and

     - an opinion of independent counsel to the effect that the distribution of the junior subordinated debentures will not be taxable to you.

     Under current law, except as described below, this type of distribution from a grantor trust would not be taxable. Upon such a distribution, you will receive your proportionate share of the junior subordinated debentures previously held indirectly through the Trust. Your holding period and aggregate tax basis in the junior subordinated debentures will equal the holding period and aggregate tax basis that you had in your capital securities before the distribution.

     If, however, the Trust is treated as an association taxable as a corporation, a Tax Event will occur. If we elect to distribute the junior subordinated debentures to you at this time, the distribution would be taxable to the Trust and to you.

     If you receive junior subordinated debentures in exchange for your capital securities, you would accrue interest in respect of the junior subordinated debentures received from the Trust in the manner described above under the caption "-- Interest Income and Original Issue Discount" in this section.

     In certain circumstances described above under the captions "Certain Terms of the Capital Securities -- Redemption Upon a Special Event" commencing on page S-17 of this prospectus supplement, we may redeem the junior subordinated debentures and distribute cash in liquidation of the Trust. This distribution of cash would be taxable as described below under "-- Sales of Capital Securities or Redemption of Junior Subordinated Debentures" in this section.

SALES OF CAPITAL SECURITIES OR REDEMPTION OF JUNIOR SUBORDINATED DEBENTURES

     If you sell your capital securities or receive cash upon redemption of the junior subordinated debentures, you will recognize gain or loss equal to the difference between:

     - the amount realized on the sale or redemption of the capital securities or junior subordinated debentures (less an amount equal to any accrued but unpaid interest that you did not previously include in income, which will be taxable as interest income); and

     - your adjusted tax basis in your capital securities or junior subordinated debentures sold or redeemed.

     Your gain or loss will be a capital gain or loss, provided that you held the capital securities or junior subordinated debentures as a capital asset. The gain or loss will generally be a long-term capital gain or loss if you have held your capital securities or junior subordinated debentures for more than one year. Long-term capital gains of individuals derived with respect to capital assets held for more than one year are currently subject to tax at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS

     The following discussion only applies to you if you are not a United States person. As discussed above, the capital securities will be treated by the parties as evidence of undivided beneficial ownership interests in the junior subordinated debentures. See above under the caption "-- Classification of the Trust" in this section.

     U.S. Federal Withholding Tax. The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (including OID) on the capital securities (or the junior subordinated debentures) provided that in the case of payments of interest:

     - you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the United States Treasury regulations;

     - you are not a controlled foreign corporation that is related to us through stock ownership;

     - you are not a bank whose receipt of interest on the capital securities (or the junior subordinated debentures) is described in section 881(c)(3)(A) of the Code; and

     - (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person, or (b) you hold your capital securities (or junior subordinated debentures) through certain foreign intermediaries and you satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-United States persons that are pass-through entities.

     If you cannot satisfy the requirements described above, payments of premium, if any, and interest (including OID) made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed
(1) IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the capital securities (or the junior subordinated debentures) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below under the caption "U.S. Federal Income Tax" in this section.

     The 30% U.S. federal withholding tax will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of the capital securities or junior subordinated debentures.

     U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the capital securities (or the junior subordinated debentures) is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax), in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States.

     Any gain realized on the disposition of a capital security (or a junior subordinated debenture) generally will not be subject to U.S. federal income tax unless (1) that gain is effectively connected with the conduct of a trade or business by you in the United States, or (2) you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

     U.S. Federal Estate Tax. Your estate will not be subject to U.S. federal estate tax on the capital securities (or the junior subordinated debentures) beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the United States Treasury regulations) and (2) interest on those capital securities (or junior subordinated debentures) would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     United States Holders. In general, information reporting requirements will apply to payments of income on the capital securities (or the junior subordinated debentures) and to the proceeds of the sale of the capital securities (or the junior subordinated debentures) made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full interest income.

     Non-United States Holders. In general, no information reporting or backup withholding will be required regarding payments of income on the capital securities (or the junior subordinated debentures) that we make to you provided that we do not have actual knowledge that you are a United States person and we have received from you the certification described above in the fourth bullet point under the caption "Non-United States Holders -- U.S. Federal Withholding Tax" in this section.

     In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of capital securities (or junior subordinated debentures) made within the United States or conducted through certain United States financial intermediaries if (1) the payor receives the certification described above and does not have actual knowledge that you are a United States person or (2) you otherwise establish an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     Each fiduciary of an employee benefit plan subject to Title I of ERISA, a plan described in Section 4975 of the Code, including an individual retirement arrangement or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws"), and any entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or plan's investment in such entity (each of which we refer to as a "Plan") should consider the fiduciary responsibility and prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan's particular circumstances before authorizing an investment in the capital securities. Accordingly, such a fiduciary should consider, among other factors, that each Plan investing in the capital securities will be deemed to have represented that the Plan's purchase of the capital securities is covered by one or more prohibited transaction exemptions. Plan fiduciaries should also consider whether the Plan's investment in the capital securities would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing their Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") regarding such a Plan. A violation of these "prohibited transaction" rules may result in an excise tax, penalty or other liabilities under ERISA and/or Section 4975 of the Code for such persons or, in the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax-exempt status, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     ERISA and the Code do not define "plan assets." However, regulations (the "Plan Assets Regulations") promulgated under ERISA by the DOL generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not "significant" or that the entity is an "operating company," in each case as defined in the Plan Assets Regulations. The Trust is not expected to qualify as an operating company and will not be an investment company registered under the Investment Company Act. For purposes of the Plan Assets Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate less than 25% of the value of any class of such entity's equity, excluding equity interests held by persons (other than a benefit plan investor) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test (the "Benefit Plan Investor Test"), "benefit plan investors" include all employee benefit plans, whether or not subject to ERISA or the Code, including governmental plans, "Keogh" plans, individual retirement accounts and pension plans maintained by foreign corporations, as well as any entity whose underling assets are deemed to include plan assets under the Plan Assets Regulations (e.g., an entity of which 25% or more of the value of any class of equity interests is held by employee benefit plans or other benefit plan investors and which does not satisfy another exception under the Plan Assets Regulations). No assurance can be given that the value of the capital securities held by "benefit plan investors" will be less than 25% of the total value of such capital securities at the completion of the initial offering of the capital securities or thereafter, and no monitoring or other measures will be taken regarding the satisfaction of the conditions to this exception. All of the common securities will be purchased and held by Banknorth.

     For purposes of the Plan Assets Regulations, a "publicly-offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held," and (c)(i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred or (ii) is part of a class of securities that is registered under Section 12 of the Securities Exchange Act of 1934 (the "Registration Requirement"). It is anticipated that the capital securities will be offered in a manner which satisfies the Registration Requirement. The Plan Assets Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. It is anticipated that the capital securities will be "widely held" within the meaning of the Plan Assets Regulations, although no assurance can be given in this regard. The Plan Assets Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Assets Regulations further provide that when a security is part of an offering in which the minimum investment in US $10,000 or less, certain restrictions described in the Plan Assets Regulations ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." It is anticipated that the capital securities will be "freely transferable" within the meaning of the Plan Assets Regulations, although no assurance can be given in this regard.

     As indicated above, there can be no assurance that any of the exceptions set forth in the Plan Assets Regulations will apply to the capital securities, and, as a result, under the terms of the Plan Assets Regulations, an investing Plan's assets could be considered to include an undivided interest in the assets held by the Trust (including the junior subordinated debentures).

     If the assets of the Trust were to be deemed to be "plan assets" under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Trust and (ii) the possibility that certain transactions in which the Trust might seek to engage could constitute "prohibited transactions" under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, any fiduciary that has engaged in the prohibited transaction could be required (i) to restore to the Plan any profit realized on the transaction and
(ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Plan fiduciaries who decide to invest in the Trust could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Trust or as co-fiduciaries for actions taken by or on behalf of the Trust. With respect to an individual retirement account ("IRA") that invests in the Trust, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

     Regardless of whether the assets of the Trust are deemed to be "plan assets" of Plans investing in the Trust, as discussed above, the acquisition and holding of the capital securities with "plan assets" of a Plan could itself result in a prohibited transaction. The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the capital securities by a Plan. These class exemptions are:

     - PTCE 96-23 (for certain transactions determined by "in-house asset managers");

     - PTCE 95-60 (for certain transactions involving insurance company general accounts);

     - PTCE 91-38 (for certain transactions involving bank collective investment funds);

     - PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

     - PTCE 84-14 (for certain transactions determined by independent "qualified professional asset managers").

     Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment in the capital securities.

     Any purchaser of the capital securities that is an insurance company using assets of its general account should note that, based on the reasoning of the United States Supreme Court set forth in John Hancock Mutual Life Insurance Company v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993), and amendments to ERISA Section 401(c), an insurance company's general account may be deemed to include assets of Plans investing in such general account (e.g., through the purchase of an annuity contract).

     Any insurance company considering the use of its general account assets to purchase capital securities should consult with its counsel concerning matters affecting its purchase decision.

     Because of ERISA's prohibitions and those of Section 4975 of the Code, discussed above and the potential application of Similar Laws to Plans not subject to Title I of ERISA or Section 4975 of the Code (a "Non-ERISA Plan"), the capital securities, or any interest therein, should not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchase and holding is covered by the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption) (or, in the case of a Non-ERISA Plan, a similar exemption applicable to the transaction). Accordingly, each purchaser or holder of the capital securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either:

     - it is not a Plan and no part of the assets to be used by it to purchase and/or hold such capital securities or any interest therein constitutes "plan assets" of any Plan; or

     - it is itself a Plan, or is purchasing or holding the capital securities or an interest therein on behalf of or with "plan assets" of one or more Plans, and each such purchase and holding of such securities either (i) satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption) (or, in the case of a Non-ERISA Plan, a similar exemption applicable to the transaction) or (ii) will not result in a prohibited transaction under ERISA or the Code or its equivalent under applicable Similar Laws.

     Although, as noted above, governmental plans and certain other plans are not subject to ERISA, including the prohibited transaction provisions thereof, or of Section 4975 of the Code, Similar Laws governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and Section 4975 of the Code discussed above. Similarly, fiduciaries of other plans not subject to ERISA may be subject to other legal restrictions under applicable Similar Laws. Accordingly, fiduciaries of governmental plans or other plans not subject to ERISA, in consultation with their advisors, should consider the impact of their respective Similar Laws on their investment in capital securities, and the considerations discussed above, to the extent applicable.

     The foregoing discussion is general in nature and is not intended to be inclusive. Consequently, and due to the complexity of the fiduciary responsibility and prohibited transaction rules described above and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with "plan assets" of any Plan consult with their counsel, prior to any such purchase, regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether any exemption would be applicable and determine on their own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of capital securities by the purchaser Plan are entitled to full exemption relief thereunder.

                                  UNDERWRITING

     We intend to offer the capital securities through the underwriters. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally has agreed to purchase from us, the amount of the capital securities listed opposite their names below:

                                                                NUMBER OF
UNDERWRITER                                                 CAPITAL SECURITIES
-----------                                                 ------------------
Keefe, Bruyette & Woods, Inc. ............................      1,000,000
Lehman Brothers Inc. .....................................      1,000,000
A.G. Edwards & Sons, Inc. ................................        980,000
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated.................................        980,000
Prudential Securities Incorporated........................        980,000
UBS Warburg LLC...........................................        980,000
Sandler O'Neill & Partners, L.P. .........................        320,000
Stifel, Nicolaus & Company, Incorporated..................        320,000
U.S. Bancorp Piper Jaffray Inc. ..........................        320,000
Bear, Stearns & Co. Inc. .................................         64,000
CIBC World Markets........................................         64,000
Deutsche Banc Alex. Brown Inc. ...........................         64,000
Fidelity Capital Markets..................................         64,000
Legg Mason Wood Walker, Inc. .............................         64,000
Morgan Keegan & Company, Inc..............................         64,000
Robert W. Baird & Co. Incorporated........................         64,000
Advest, Inc. .............................................         32,000
BB&T Capital Markets, a Division of Scott &
  Stringfellow............................................         32,000
CL King & Associates, Inc. ...............................         32,000
Fahnestock & Co. Inc. ....................................         32,000
Fox Pitt, Kelton Inc. ....................................         32,000
Friedman Billings Ramsey & Co., Inc.......................         32,000
Gibraltar Securities Co. .................................         32,000
Grunthal & Co., LLC.......................................         32,000
Janney Montgomery Scott LLC...............................         32,000
J.J.B. Hilliard, W.L. Lyons, Inc. ........................         32,000
J.P. Morgan Securities Inc. ..............................         32,000
Maine Securities Corporation..............................         32,000
Mesirow Financial, Inc. ..................................         32,000
Neuberger Berman, LLC.....................................         32,000
Parker/Hunter Incorporated................................         32,000
RBC Dominion/Dain.........................................         32,000
Ryan Beck & Co., LLC......................................         32,000
Southwest Securities, Inc. ...............................         32,000

                                                                NUMBER OF
UNDERWRITER                                                 CAPITAL SECURITIES
-----------                                                 ------------------
SunTrust Robinson Humphrey Capital Markets, a Division of
  SunTrust Capital Markets, Inc. .........................         32,000
Tucker Anthony Incorporated...............................         32,000
Wells Fargo Securities, LLC...............................         32,000
                                                                ---------
     Total................................................      8,000,000
                                                                =========

     The underwriters have agreed to purchase all of the capital securities being sold pursuant to the underwriting agreement if any of these capital securities are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     We and the Trust have agreed to indemnify the underwriters against, or to contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

     The underwriters are offering the capital securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the capital securities, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates, legal opinions and comfort letters. The underwriters reserve the right to withdraw, cancel or modify offers to that public and to reject orders in whole or in part.

COMMISSIONS AND DISCOUNTS; EXPENSES

     The underwriters propose initially to offer the capital securities to the public at the initial public offering price set forth on the cover page of this prospectus and to dealers at such price less a concession not in excess of $0.50 per capital security. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per capital security to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     In view of the fact that the proceeds of the sale of the capital securities will ultimately be used to purchase the junior subordinated debentures, the underwriting agreement provides that we will pay as compensation to the underwriters arranging the investment therein of those proceeds, an amount in immediately available funds of $0.7875 per capital security, or $6,300,000 in the aggregate, for the account of the several underwriters.

     The expenses of the offering, not including the underwriters' discount, are estimated to be $550,000 and are payable by us.

NO SALE OF SIMILAR SECURITIES

     During a period of 30 days from the date of the prospectus, neither we nor the Trust will, without the prior written consent of Lehman Brothers Inc. and Keefe, Bruyette & Woods, Inc., directly or indirectly sell, offer to sell, grant any option for sale of, or otherwise dispose of, any capital securities, any security convertible into or exchangeable into or exercisable for capital securities or junior subordinated debentures or any debt securities substantially similar to the junior subordinated debentures or equity securities substantially similar to the capital securities, except for the capital securities offered in connection with this offering.

NEW YORK STOCK EXCHANGE LISTING

     Prior to this offering, there has been no public market for the capital securities. The Trust will apply to have the capital securities listed on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the capital securities. The underwriters have advised us and the Trust that they intend to make a market in the capital securities prior to the commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the capital securities.

     In order to meet one of the requirements for listing the capital securities on the New York Stock Exchange the underwriters have undertaken to sell capital securities to a minimum of 400 beneficial holders.

PRICE STABILIZATION AND SHORT POSITIONS

     Until the distribution of the capital securities is completed, rules of the SEC may limit the ability of the underwriters and any selling group members to bid for and purchase the capital securities. As an exception to these rules, the underwriters are permitted to engage in some transactions that stabilize the price of the capital securities. Those transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the capital securities.

     If the underwriters create a short position in the capital securities in connection with the offering, i.e., if they sell more capital securities than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing capital securities in the open market.

     The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase capital securities in the open market to reduce the underwriters' short position or to stabilize the price of the capital securities, they may reclaim the amount of the selling concession from the selling group members who sold those capital securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the capital securities. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

SETTLEMENT

     It is expected that delivery of the capital securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the capital securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the capital securities initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

OTHER RELATIONSHIPS

     Some of the underwriters or their affiliates engage in transactions with, and, from time to time, have performed services for, us and our subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

     Certain matters of Delaware law relating to the Trust will be passed upon for the Trust and Banknorth by Richards, Layton & Finger, P.A., Wilmington, Delaware. The due authorization, execution and delivery of the junior subordinated debentures and the validity of the junior subordinated debentures and the guarantees will be passed upon for Banknorth and the Trust by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C. The validity of the junior subordinated debentures and the guarantees will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York. Certain United States federal income taxation matters also will be passed upon for Banknorth and the Trust by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

                                    EXPERTS

     The consolidated financial statements of Banknorth as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, incorporated by reference herein from Banknorth's annual report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

                                 $1,000,000,000

                             BANKNORTH GROUP, INC.

                         JUNIOR SUBORDINATED DEFERRABLE
                            INTEREST DEBT SECURITIES

                           BANKNORTH CAPITAL TRUST II
                          BANKNORTH CAPITAL TRUST III
                           BANKNORTH CAPITAL TRUST IV

                               CAPITAL SECURITIES

               FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED
                             IN THIS PROSPECTUS, BY

                             BANKNORTH GROUP, INC.
                             ---------------------
     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                             ---------------------

     The securities will be unsecured obligations of Banknorth and/or the trusts and will not be savings accounts deposits or other obligations of any bank or non-bank subsidiary of Banknorth and/or the trusts and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

               The date of this prospectus is February 12, 2002.

     You should rely on the information incorporated by reference or provided in this prospectus. Neither we, the trusts nor the underwriters have authorized anyone else to provide you with different information. Neither we, the trusts nor the underwriters are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                             ---------------------

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    3

Where You Can Find More Information.........................    4

Forward-Looking Statements..................................    5

Banknorth Group, Inc........................................    6

The Trusts..................................................    7

Use of Proceeds.............................................    7

Ratios of Earnings to Fixed Charges.........................    8

Supervision and Regulation..................................    8

Description of Junior Subordinated Debt Securities..........   11

Description of Capital Securities...........................   21

Description of the Guarantee................................   30

Relationship among the Capital Securities, the Corresponding
  Junior Subordinated Debt Securities and the Guarantees....   32

Book-Entry Issuance.........................................   33

Plan of Distribution........................................   35

Validity of Securities......................................   36

Experts.....................................................   36

Glossary....................................................   37

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we, along with the trusts, Banknorth Capital Trust II, Banknorth Capital Trust III and Banknorth Capital Trust IV, filed with the SEC using a shelf registration process. Under this shelf process, we may sell:

     - debt securities;

     - preferred stock;

     - depositary shares;

     - common stock; and

     - warrants;

and the trusts may sell:

     - capital securities (representing undivided beneficial interests in the trusts) to the public; and

     - common securities to us in one or more offerings.

     The trusts will use the proceeds from sales of securities to buy a series of our junior subordinated debt securities with terms that correspond to the capital securities.

     We:

     - will pay principal and interest on our junior subordinated debt securities, subject to the payment of our more senior debt;

     - may choose to distribute our junior subordinated debt securities pro rata to the holders of the related capital securities and common securities if we terminate a trust; and

     - will fully and unconditionally guarantee the capital securities based on:

     - our obligations to make payments on our junior subordinated debt securities;

     - our obligations under our guarantee (our payment obligations are subject to payment on all of our general liabilities); and

     - our obligations under the trust agreements.

     This prospectus provides you with a general description of the capital securities, the junior subordinated debt securities and our guarantee relating to the capital securities. The description of the debt securities, the preferred stock, the depositary shares, common stock and warrants will be included in a separate prospectus in this registration statement. Each time we sell capital securities, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and about the trusts and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

     The words "Banknorth," "we," "our" and "us" refer to Banknorth Group, Inc. and its subsidiaries, unless otherwise stated. We have also defined terms in the glossary section at the back of this prospectus.

     Unless otherwise indicated, currency amounts in this prospectus and in any prospectus supplement are stated in U.S. dollars.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities offered by this prospectus. The registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the termination of the offering of the securities offered hereby:

     - Annual Report on Form 10-K for the year ended December 31, 2000;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

     - Current Reports on Form 8-K filed on January 24, 2001, June 11, 2001 (as amended on June 13, 2001 and on July 25, 2001), November 1, 2001 and January 22, 2002.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                             Banknorth Group, Inc.
                                 P.O. Box 9540
                              Two Portland Square
                           Portland, Maine 04112-9540
                      Attn: Investor Relations Department
                                 (207) 761-8500

     The trusts have no separate financial statements. The statements would not be material to holders of the capital securities because the trusts have no independent operations.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:

     - our investments in our businesses and in our Internet development could require additional incremental spending, and might not produce expected deposit and loan growth and anticipated contributions to our earnings;

     - general economic or industry conditions could be less favorable than expected, resulting in a deterioration in credit quality, a change in the allowance for loan and lease losses or a reduced demand for credit or fee-based products and services;

     - changes in the domestic interest rate environment could reduce net interest income and could increase credit losses;

     - the conditions of the securities markets could change, which could adversely affect, among other things, the value or credit quality of our assets, the availability and terms of funding necessary to meet our liquidity needs and our ability to originate loans and leases;

     - changes in the extensive laws, regulations and policies governing financial holding companies and their subsidiaries could alter our business environment or affect our operations;

     - the potential need to adapt to industry changes in information technology systems, on which we are highly dependent, could present operational issues or require significant capital spending;

     - competitive pressures could intensify and affect our profitability, including as a result of continued industry consolidation, the increased availability of financial services from non-banks, technological developments such as the Internet or bank regulatory reform; and

     - acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties.

     You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by Federal securities laws.

                             BANKNORTH GROUP, INC.

     We conduct business from our headquarters in Portland, Maine and, as of December 31, 2001, 308 banking offices located in Maine, New Hampshire, Massachusetts, Vermont, New York and Connecticut. At December 31, 2001, we had consolidated assets of $21.1 billion and consolidated stockholders' equity of $1.8 billion. Based on total assets at December 31, 2001, we are one of the 40 largest commercial banking organizations in the United States.

     We offer a broad range of commercial, consumer banking and trust and investment advisory services and products through Banknorth, NA, which was formed on January 1, 2002 upon the consolidation of all nine of our banking subsidiaries into a single national bank. Through subsidiaries of Banknorth, NA, we also are engaged in insurance brokerage, equipment leasing and financial planning activities.

     Our profitability and market share have been enhanced in recent years through internal growth and acquisitions of both financial and nonfinancial institutions. We continually evaluate acquisition opportunities and frequently conduct due diligence in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of our book value and net income per common share may occur in connection with any future transactions. Moreover, acquisitions commonly result in significant one-time charges against earnings, although cost-savings, especially incident to in-market acquisitions, frequently are anticipated.

     We are a Maine corporation which is subject to extensive regulation and supervision under federal and state banking laws. For additional information in this regard, see "Supervision and Regulation," commencing on page 8.

     Our executive offices are located at Two Portland Square, Portland, Maine 04112-9540, and our telephone number is (207) 761-8500.

     Additional information about us and our subsidiaries can be obtained from the documents incorporated by reference herein. See "Where You Can Find More Information" on page 4.

                                   THE TRUSTS

     We created a number of trusts under Delaware law under separate trust agreements established for each trust. A trust is a fiduciary relationship where one person known as the trustee, holds some property for the benefit of another person, in this case, the purchasers of the securities. For the securities being sold, the trustees and we will enter into amended and restated trust agreements that will be essentially in the form filed as an exhibit to the registration statement, which will state the terms and conditions for each trust to issue and sell the specific capital securities and common securities.

     The trusts exist solely to:

     - issue and sell capital securities and common securities;

     - use the gross proceeds from the sale of the capital securities and common securities to purchase corresponding series of our junior subordinated debt securities;

     - maintain their status as grantor trusts for federal income tax purposes; and

     - engage in other activities that are necessary or incidental to these purposes.

     We will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The capital securities will represent the remaining 97% of each trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. If we default on the corresponding junior subordinated debt securities, then distributions on the common securities will be subordinate to the preferred securities in priority of payment.

     For each trust, as the direct or indirect holder of the common securities, we have appointed five trustees to conduct each trust's business and affairs. As holder of the common securities we (except in some circumstances) have the power to:

     - appoint the trustees;

     - replace or remove the trustees; and

     - increase or decrease the number of trustees.

     This means that if you are dissatisfied with a trustee you will not be able to remove the trustee without our assistance. Similarly, if we are dissatisfied with a trustee we can remove the trustee even if you are satisfied with the trustee.

     The capital securities will be fully and unconditionally guaranteed by us as described under "Description of the Guarantees."

     The principal executive offices of each trust is c/o Banknorth Group, Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112-9540 and the telephone number is (207) 761-8500.

                                USE OF PROCEEDS

     Each trust will use all the proceeds from the sale of the capital securities to purchase our junior subordinated debt securities. Except as otherwise stated in the applicable prospectus supplement, we intend to use the proceeds from the sale of our junior subordinated debt securities (including corresponding junior subordinated debt securities) for general corporate purposes, including working capital, capital expenditures, investments in or advances to existing or future indebtedness, repayment of maturing obligations, replacement of outstanding indebtedness and repurchase of outstanding stock. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

     The applicable prospectus supplement provides more details on the use of proceeds of any specific offering.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown. For purposes of computing the ratios, earnings represent income before income taxes and change in accounting principle, plus fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense. These ratios are presented both including and excluding interest on deposits.

                                                                YEAR ENDED DECEMBER 31,
                                                         -------------------------------------
                                                         2001    2000    1999    1998    1997
                                                         -----   -----   -----   -----   -----
Ratio of earnings to fixed charges:
  Including interest on deposits.......................  1.63x   1.39x   1.48x   1.38x   1.44x
  Excluding interest on deposits.......................  2.63x   1.90x   2.20x   2.29x   2.68x

                           SUPERVISION AND REGULATION

GENERAL

     Banknorth currently is registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended. As such, we are subject to regulation, supervision and examination by the Federal Reserve Board. We also are registered as a Maine financial institution holding company under Maine law and as such are subject to regulation and examination by the Superintendent of Banking of the State of Maine. Banknorth, NA is a national bank subject to regulation, supervision and examination by the OCC, its chartering authority, and by the FDIC, which insures Banknorth, NA's deposits to the maximum extent permitted by law. The following discussion summarizes certain aspects of those federal banking laws and regulations that affect us and our subsidiaries.

FINANCIAL MODERNIZATION

     Effective March 11, 2000, the Gramm-Leach-Bliley Act permits bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature and which are not authorized for bank holding companies. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized under the FDICIA prompt corrective action provisions, is well managed and has at least a satisfactory rating under the Community Reinvestment Act by filing a declaration with the Federal Reserve Board that the bank holding company seeks to become a financial holding company. No regulatory approval is required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board.

     The Gramm-Leach-Bliley Act defines "financial in nature" to include securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking activities; and activities that the Federal Reserve Board has determined to be closely related to banking. A national bank also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory Community Reinvestment Act rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries must continue to be well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial in nature subsidiary or subsidiaries. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the financial holding company or the bank has a Community Reinvestment Act rating of satisfactory or better.

BANK ACQUISITIONS

     Pursuant to the Bank Holding Company Act, we are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank that is not already majority owned by us. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), a bank holding company became able to acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and less than 30% of such deposits in that state (or such lesser or greater amount set by state law).

     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, subject to certain restrictions, thereby creating interstate branches. Pursuant to the Interstate Banking and Branching Act, a bank also may open new branches in a state in which it does not already have banking operations if the state enacts a law permitting such de novo branching.

CAPITAL AND OPERATIONAL REQUIREMENTS

     The Federal Reserve Board, the OCC and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to U.S. banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines define a three-tier capital framework. "Tier 1 capital" generally consists of common and qualifying preferred stockholders' equity, less certain intangibles and other adjustments. "Tier 2 capital" and "Tier 3 capital" generally consist of subordinated and other qualifying debt, preferred stock that does not qualify as Tier 1 capital and the allowance for credit losses up to 1.25% of risk-weighted assets.

     The sum of Tier 1, Tier 2 and Tier 3 capital, less investments in unconsolidated subsidiaries, represents qualifying "total capital," at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 capital and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk weights, based primarily on relative credit risk. The minimum Tier 1 risk-based capital ratio is 4% and the minimum total risk-based capital ratio is 8%. At December 31, 2001, Banknorth's Tier 1 risk-based capital and total risk-based capital ratios under these guidelines were in excess of 9.5% and 12.0%, respectively.

     The "leverage ratio" requirement is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. At December 31, 2001, Banknorth's leverage ratio was 7.14%.

     Federal bank regulatory agencies require banking organizations that engage in significant trading activity to calculate a capital charge for market risk. Significant trading activity means trading activity of at least 10% of total assets or $1 billion, whichever is smaller, calculated on a consolidated basis for bank holding companies. Federal bank regulators may apply the market risk measure to other banks and bank holding companies as the agency deems necessary or appropriate for safe and sound banking practices. Each agency may exclude organizations that it supervises that otherwise meet the criteria under certain circumstances. The market risk charge will be included in the calculation of an organization's risk-based capital ratios.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective U.S. federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became undercapitalized or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness related generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     The various federal bank regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, Banknorth, NA is considered "well capitalized."

     The Federal bank regulatory agencies also have adopted regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. That evaluation will be made as part of the institution's regular safety and soundness examination. Banking agencies also have adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance sheet position) in the determination of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. The banking agencies do not intend to establish an explicit risk-based capital charge for interest rate risk but will continue to assess capital adequacy for interest rate risk under a risk assessment approach based on a combination of quantitative and qualitative factors and have provided guidance on prudent interest rate risk management practices.

DISTRIBUTIONS

     We derive funds for cash distributions to our stockholders primarily from dividends received from banking subsidiaries. Banknorth, NA is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate U.S. federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of the bank or bank/financial holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

     In addition to the foregoing, the ability of us and Banknorth, NA to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA, as described above. The right of us and our stockholders and creditors to participate in any distribution of the assets or earnings of our subsidiaries is further subject to the prior claims of creditors of such subsidiaries.

"SOURCE OF STRENGTH" POLICY

     According to Federal Reserve Board policy, bank/financial holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank/financial holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance

Act, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of a bank/financial holding company such as Banknorth or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of such bank/financial holding company may be assessed for the FDIC's loss, subject to certain exceptions.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     This section describes the general terms and provisions of the junior subordinated debt securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the junior subordinated debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debt securities.

     The junior subordinated indenture will be qualified under the Trust Indenture Act. A form of the junior subordinated indenture is filed as an exhibit to the registration statement relating to this prospectus.

     This section summarizes the material terms and provisions of the junior subordinated indenture and the junior subordinated debt securities. Because this is a summary, it does not contain all of the details found in the full text of the junior subordinated indenture and the junior subordinated debt securities. If you would like additional information, you should read the form of junior subordinated indenture and the form of junior subordinated debt securities.

GENERAL

     We can issue the junior subordinated debt securities in one or more series. A series of junior subordinated debt securities initially will be issued to a trust in connection with a capital securities offering.

     Unless otherwise described in the applicable prospectus supplement regarding any offered junior subordinated debt securities, the junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, will be unsecured and will be subordinate and junior in priority of payment to all of our Senior Debt as described below under "Subordination."

     The indenture does not limit the amount of junior subordinated debt securities which we may issue, nor does it limit our issuance of any other secured or unsecured Debt.

     We can issue the junior subordinated debt securities under a supplemental indenture, an officers' certificate or a resolution of our board of directors.

     The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

     - the title;

     - any limit on the aggregate principal amount that may be issued;

     - the date(s) on which the principal is payable or the method of determining that date;

     - the interest rate, if any, the interest payment dates, any rights we may have to defer or extend an interest payment date, and the regular record date for any interest payment or the method by which any of the foregoing will be determined;

     - the place(s) where payments shall be payable and where the junior subordinated debt securities can be presented for registration of transfer or exchange, and the place(s) where notices and demands to or on us can be made;

     - any period(s) within which or date(s) on which, price(s) at which and the terms and conditions on which the junior subordinated debt securities can be redeemed, in whole or in part, at our option or at the option of a holder of the junior subordinated debt securities;

     - our or any holder's obligation or right, if any, to redeem, purchase or repay the junior subordinated debt securities and other related terms and provisions;

     - the denominations in which any junior subordinated debt securities will be issued if other than denominations of $100,000 and integral multiples of $1,000 in excess thereof;

     - if other than in U.S. dollars, the currency in which the principal, premium and interest, if any, that the junior subordinated debt securities will be payable or denominated;

     - any additions, modifications or deletions in the events of default or covenants specified in the indenture;

     - the portion of the principal amount that will be payable at declaration of acceleration of the maturity;

     - any additions or changes to the indenture as will be necessary to facilitate the issuance of a series of junior subordinated debt securities in bearer form, registrable or not registrable for the principal, and with or without interest coupons;

     - the index or indices used to determine the amount of payments of principal and premium, if any, on any junior subordinated debt securities and how these amounts will be determined;

     - the terms and conditions under which temporary global securities are exchanged for definitive junior subordinated debt securities of the same series;

     - whether the junior subordinated debt securities will be issued in global form and, in that case, the terms and the depositary for these global securities;

     - the paying agent;

     - the terms and conditions of any right to convert or exchange any junior subordinated debt securities into any of our other securities or property;

     - the form of trust agreement and guarantee agreement;

     - the relative degree, if any, to which the junior subordinated debt securities shall be senior or subordinated to other junior subordinated debt securities or any of our other indebtedness in right of payment; and

     - any other terms of the junior subordinated debt securities consistent with the provisions of the indenture.

     Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Some U.S. federal income tax consequences and special considerations applicable to any the junior subordinated debt securities will be described in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the restrictions, elections, some U.S. federal income tax consequences, and specific terms and other information related to the junior subordinated debt securities if the purchase price, principal, premium, or interest of any of the junior subordinated debt securities is payable or denominated in one or more foreign currencies or currency units.

     If any index is used to determine the amount of payments of principal, premium, or interest on any series of junior subordinated debt securities, special U.S. federal income tax, accounting and other considerations applicable to the junior subordinated debt securities will be described in the applicable prospectus supplement.

OPTION TO EXTEND INTEREST PAYMENT DATES

     If provided in the applicable prospectus supplement and if the junior subordinated debentures are not in default, we shall have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for a number of consecutive interest payment periods as specified in the applicable prospectus supplement (extension period).

     Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit extension periods will be described in the applicable prospectus supplement.

REDEMPTION

     Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

     Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Board of Governors of the Federal Reserve System, if then required under applicable capital guidelines or policies, redeem the junior subordinated debt securities of any series:

     - in whole at any time or in part from time to time on or after the date which is five years after the original date of issuance; or

     - upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event in whole (but not in part) at any time within 90 days of the occurrence of the Tax Event, the Investment Company Event or Regulatory Capital Event.

     If the junior subordinated debt securities of any series are redeemable only on or after a specified date or by the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe these conditions.

     Junior subordinated debt securities shall be redeemable in the denominations specified in the prospectus supplement. Unless the applicable prospectus supplement indicates otherwise, junior subordinated debt securities will be redeemed at the redemption price.

     A Tax Event means that either we or a trust will have received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:

     - amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation; or

     - interpretation or application of the laws enumerated in the preceding bullet point or regulations, by any court, governmental agency or regulatory authority;

there is more than an insubstantial risk that:

     - a trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received on the junior subordinated debt securities;

     - interest payable by us to the trusts on the junior subordinated debt securities is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

     - a trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

     An Investment Company Event means the receipt by us and a trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

     - change in law or regulation; or

     - change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the capital securities.

     A Regulatory Capital Event means the reasonable determination by us that, as a result of any:

     - amendment to, or change (including any prospective change) in, laws or any applicable regulation of the United States and any political subdivision; or

     - as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations, which amendment is effective or announced on or after the date of issuance the capital securities, there is more than an insubstantial risk of impairment of our ability to treat the capital securities (or any substantial portion) as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board, in effect and applicable to us.

     Notice of any redemption will be mailed at least 30 days and not more than 60 days before the redemption date to each holder of redeemable junior subordinated debt securities, at its registered address. Unless we default in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions called for redemption.

RESTRICTIONS ON SOME PAYMENTS

     We agreed that we will not permit any of our subsidiaries to:

     - declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

     - make any payment of principal of interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other junior subordinated debt securities) that rank equally with or junior in interest to the junior subordinated debt securities; or

     - make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees) if the guarantee ranks equally with or junior in interest to the junior subordinated debt securities, except in some circumstances, if at that time:

      - we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture and we will not have taken reasonable steps to cure the event of default;

      - the junior subordinated debt securities are held by a trust that is the issuer of a series of related capital securities and we are in default on our payment obligations under the guarantee relating to those related capital securities; or

      - we have given notice of our selection of an extension period on the junior subordinated debt securities of a series and we have not rescinded the notice, or extension period, or any extension relating to the junior subordinated debt securities shall be continuing.

MODIFICATION OF INDENTURE

     We may and the trustee may change the indenture without your consent for specified purposes, including:

     - to fix any ambiguity, defect or inconsistency, provided that the change does not materially adversely affect the interest of any holder of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the interest of a holder of any related capital securities so long as they remain outstanding; and

     - to qualify or maintain the qualification of the indenture under the Trust Indenture Act.

     In addition, under the indenture, we may and the trustee may modify the indenture to affect the rights of the holders of the series of the junior subordinated debt securities, with the consent of the holders of a majority in principal amount of the outstanding series of junior subordinated debt securities that are affected. However, we cannot and the trustee cannot take the following actions without the consent of each holder of the outstanding junior subordinated debt securities affected:

     - change the maturity date of any series of junior subordinated debt securities (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount, rate of interest, or extend the time of payment of interest;

     - reduce the percentage in principal amount of junior subordinated debt securities of any series, necessary to modify the indenture;

     - modify some provisions of the indenture relating to modification or waiver, except to increase the required percentage; or

     - modify the provisions of the indenture relating to the subordination of the junior subordinated debt securities of any series in a manner adverse to the holders, provided that, in the case of corresponding junior subordinated debt securities, as long as any of the related capital securities are outstanding, no modification will be made that adversely affects the holders of these capital securities in any material respect. Also the indenture cannot be terminated, and a waiver of any event of default or compliance with any covenant under the indenture cannot be effective, without the prior consent of the holders of a majority of the liquidation preference of the related capital securities unless and until the principal of the corresponding junior subordinated debt securities and all accrued and unpaid interest have been paid in full and some other conditions are satisfied.

     In addition, we may and the trustee may execute any supplemental indenture to create any new series of junior subordinated debt securities, without the consent of any holders.

EVENTS OF DEFAULT

     The following are events of defaults under the indenture:

     - failure to pay interest, when due under the terms of the series of junior subordinated debt securities, and that failure continues for 30 days and the time for payment has not been extended or deferred;

     - failure to pay any principal of or premium on the series of junior subordinated debt securities when due, whether at maturity, redemption by declaration or otherwise;

     - failure to observe or perform in any material respect, any other covenant contained in the indenture, and that failure continues for 60 days after we receive written notice from the trustee or holders of at least 25% in principal amount of the outstanding series of junior subordinated debt securities; or

     - some events of bankruptcy, insolvency or reorganization.

     The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. If an event of default under the indenture of any series occurs and is continuing, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities can declare the unpaid principal and accrued interest, if any, to the date of acceleration on all the outstanding junior subordinated debt securities of that series to be due and payable immediately. Similarly, in the case of corresponding junior subordinated debt securities, if the trustee or holders of the corresponding junior subordinated debt securities fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the related capital securities will have that right.

     The holders of a majority in aggregate outstanding principal of the series of junior subordinated debt securities can rescind a declaration of acceleration and waive the default if the default (other than the non-payment of principal which has become due solely by acceleration) has been cured and a sum sufficient to pay all principal and interest due (other than by acceleration) has been deposited with the trustee. In the case of corresponding junior subordinated debt securities, if the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have that right.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities of any affected series may, on behalf of holders of all of the junior subordinated debt securities, waive any past default, except:

     - a default in the payment of principal or interest (unless the default has been cured or a sum sufficient to pay all matured installments of principal and interest has been deposited with the trustee); or

     - a default in a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each outstanding junior subordinated debt securities.

     In the case of corresponding junior subordinated debt securities, if the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in liquidation preference of the related capital securities will have that right.

     We are required to file annually, with the trustee, a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

     If an event of default occurs and is continuing on a series of corresponding junior subordinated debt securities, the property trustee will have the right to declare the principal, of, and the interest on, the corresponding junior subordinated debt securities, and any amounts payable under the indenture, to be immediately due and payable, and to enforce its other rights as a creditor for these corresponding junior subordinated debt securities.

ENFORCEMENT OF SOME RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If an event of default under the indenture has occurred and is continuing, and this event can be attributable to our failure to pay interest or principal on the related junior subordinated debt securities when due, you may institute a legal proceeding directly against us to enforce the payment of the principal of or interest on those subordinated debt securities having a principal amount equal to the liquidation amount of your related capital securities. We cannot amend the indenture to remove the right to bring a direct action, without the written consent of holders of all capital securities. If the right to bring a direct action is removed, the applicable trust may become subject to reporting obligations under the Exchange Act.

     You would not be able to exercise directly any remedy other than those stated in the preceding paragraph which are available to the holders of the junior subordinated debt securities unless there has been an event of default under the trust agreement. See "Description of Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     The indenture states that we cannot consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

     - the successor is organized under the laws of the United States or any state or the District of Columbia, and expressly assumes all of our obligations under the indenture;

     - immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

     - this transaction is permitted under the related trust agreement and the related guarantee and does not give rise to any breach or violation of the related trust agreement or the related guarantee; and

     - some other conditions prescribed in the indenture are met.

     The general provisions of the indenture do not afford protection to the holders of the junior subordinated debt securities in the event of a highly leveraged or other transaction involving us that may adversely affect the holders.

SATISFACTION AND DISCHARGE

     The indenture provides that when all junior subordinated debt securities not previously delivered to the trustee for cancellation:

     - have become due and payable; or

     - will become due and payable within one year, and

      - we deposit with the trustee money sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities;

      - we deliver to the trustee officers' certificates and opinions of counsel; and

      - we comply with some other requirements under the indenture,

then the indenture will cease to be of further effect and we will be considered to have satisfied and discharged the indenture.

CONVERSION OR EXCHANGE

     If indicated in the applicable prospectus supplement, the junior subordinated debt securities of any series may be convertible or exchangeable into capital securities or other securities. The applicable prospectus supplement will describe the specific terms on which the junior subordinated debt securities of any series may be so converted or exchanged. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of capital securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

SUBORDINATION

     The indenture provides that any junior subordinated debt securities will be subordinate and junior in right of payment to all Senior and Subordinated Debt.

     Upon any payment or distribution of assets to creditors upon our liquidation, dissolution, winding up, reorganization, whether voluntary or involuntary, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings, the holders of Senior Debt will first be entitled to receive payment in full of the principal, premium, or interest due before the holders of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the property trustee, on behalf of the holders, will be entitled to receive any payment or distribution.

     In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all Senior and Subordinated Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the Senior and Subordinated Debt (including any amounts due upon acceleration) before the holders of junior subordinated debt securities.

     No payment, by or on our behalf, of principal, premium, if any, or interest, on the junior subordinated debt securities shall be made if at the time of the payment, there exists:

     - a default in any payment on any Senior and Subordinated Debt, or any other default under which the maturity of any Senior and Subordinated Debt has been accelerated; and

     - any judicial proceeding relating to the defaults which shall be pending.

     We are a non-operating holding company and almost all of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations to pay the principal of and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our banking and non-banking affiliates. Our principal sources of income are dividends, interest and fees from our banking subsidiary, Banknorth, NA. Our bank subsidiary is subject to some restrictions imposed by federal law on any extensions of credit to, and some other transactions with, us and some other affiliates, and on investments in stock or other securities. These restrictions prevent us and our other affiliates from borrowing from our bank subsidiary unless the loans are secured by various types of collateral. Further, these secured loans, other transactions and investments by Banknorth, NA is generally limited in amount for us and each of our other affiliates to 10% of Banknorth, NA's capital and surplus, and as to us and all of our other affiliates to an aggregate of 20% of Banknorth, NA's capital and surplus. In addition, payment of dividends by Banknorth, NA to us are subject to ongoing review by banking regulators and to various statutory limitations and in some circumstances requires approval by banking regulatory authorities. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the liquidation or reorganization or otherwise of our subsidiary is subject to the prior claims of creditors of the subsidiary, unless we can be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of Banknorth, NA, and holders of junior subordinated debt securities should look only to our assets for payments on the junior subordinated debt securities.

     The indenture places no limitation on the amount of Senior and Subordinated Debt that we may incur. We expect to incur from time to time additional indebtedness constituting Senior and Subordinated Debt.

     The indenture provides that these subordination provisions, as they relate to any particular issue of junior subordinated debt securities, may be changed before the issuance. The applicable prospectus supplement will describe any of these changes.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless the applicable prospectus supplement specifies otherwise, we will issue the junior subordinated debt securities in registered form only, without coupons and in the denominations specified in the prospectus supplement. Holders can exchange junior subordinated debt securities of any series for other junior subordinated debt securities:

     - of the same issue and series;

     - in any authorized denominations;

     - in a like aggregate principal amount;

     - of the same date of issuance and maturity; and

     - having the same terms.

     Subject to the terms of the indenture and the limitations applicable to global securities stated in the applicable prospectus supplement, junior subordinated debt securities will be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly endorsed, or a satisfactory written instrument of transfer, duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose.

     Unless otherwise provided in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the trustee as security registrar for the junior subordinated debt securities. Any transfer agent (in addition to the security registrar) initially designated by us for any junior subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the junior subordinated debt securities of each series.

     If the junior subordinated debt securities of any series are to be redeemed, neither the trustee nor us will be required to:

     - issue, register the transfer of, or exchange any junior subordinated debt securities of any series during a period beginning on the business day that is 15 days before the day of mailing of notice of redemption of any junior subordinated debt securities that is selected for redemption and ending at the close of business on the day of mailing of the relevant notice; or

     - transfer or exchange any junior subordinated debt securities selected for redemption, except, the unredeemed portion of any junior subordinated debt securities being redeemed in part.

GLOBAL JUNIOR SUBORDINATED DEBT SECURITIES

     We may issue, in whole or in part, the junior subordinated debt securities of a series in the form of one or more global junior subordinated debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to those series. The specific terms of the depositary arrangements for a series of junior subordinated debt securities will be described in the applicable prospectus supplement. See "Book-Entry Issuance."

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and any premium and interest on junior subordinated debt securities will be made at the office of the trustee in the City of New York or at the office of the paying agent(s) designated by us, from time to time, in the applicable prospectus supplement. However, we may make interest payment by:

     - check mailed to the address of the person entitled to it at the address appearing in the securities register (except in the case of global junior subordinated debt securities); or

     - transfer to an account maintained by the person entitled to it as specified in the securities register, so long as we receive proper transfer instructions by the regular record date.

     Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on junior subordinated debt securities on any interest payment date will be made to the person in whose name the junior subordinated debt securities are registered at the close of business on the regular record date relating to the interest payment date, except in the case of defaulted interest.

     We may at any time designate additional paying agents or cancel the designation of any paying agent. We will at all times be required to maintain a paying agent in each place of payment for each series of junior subordinated debt securities.

     Any money deposited with the trustee or any paying agent, or held by us in trust, for the payment of the principal of and any premium or interest on any junior subordinated debt securities that remains unclaimed for two years after the principal, any premium or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debt securities can then only look to us for payment.

INFORMATION ABOUT THE TRUSTEE

     The Trust Indenture Act describes the duties and responsibilities of the trustee. Subject to the provisions under the Trust Indenture Act, the trustee has no obligation to exercise any of the powers vested in it by the indenture, at the request of any holder of junior subordinated debt securities, unless the holder offers reasonable indemnity against the costs, expenses and liabilities that are incurred. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

     The corresponding junior subordinated debt securities are issued in one or more series of junior subordinated debt securities under the indenture with terms corresponding to the terms of a series of related capital securities. Concurrently with the issuance of each trust's capital securities, the trust will invest the proceeds and the consideration paid by us for the related common securities in a series of corresponding junior subordinated debt securities. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debt securities. As a holder of the related capital securities for a series of corresponding junior subordinated debt securities, you will have rights in connection with modifications to the indenture or at the occurrence of events of default under the indenture described under "-- Modification of Indenture" and "-- Events of Default," unless provided otherwise in the applicable prospectus supplement for these related capital securities.

     Unless otherwise specified in the applicable prospectus supplement, if a Tax Event relating to a trust of related capital securities occurs and is continuing, we have the option, and subject to prior approval by the Federal Reserve Board (if required at the time under applicable capital guidelines or policies), to redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of the Tax Event, in whole but not in part, at the redemption price. As long as the applicable trust is the holder of all outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of the redemption to redeem the corresponding capital securities and common securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debt securities in part, unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of the applicable series.

     We will covenant in the indenture that if and as long as:

     - the trust of the related series of capital securities and common securities is the holder of all the corresponding junior subordinated debt securities;

     - a Tax Event related to the trust has occurred and is continuing;

     - we have not redeemed the junior subordinated debt securities or terminated the trust; and

     - we have elected, and have not revoked our election to pay Additional Sums for the capital securities and common securities,

we will pay to the trust the Additional Sums.

     We will also covenant, as to each series of corresponding junior subordinated debt securities:

     - to maintain directly or indirectly 100% ownership of the common securities of the trust to which corresponding junior subordinated debt securities have been issued, provided that some successors which are permitted under the indenture, may succeed to our ownership of the common securities;

     - not to voluntarily terminate, wind-up or liquidate any trust, except:

      - with prior approval of the Federal Reserve Board if then so required under applicable capital guidelines or policies of the Federal Reserve Board; and

      - in connection with a distribution of corresponding junior subordinated debt securities to the holders of the capital securities in liquidation of a trust, or in connection with some mergers, consolidations or amalgamations permitted by the related trust agreement; and

     - to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                       DESCRIPTION OF CAPITAL SECURITIES

GENERAL

     This section describes the general terms and provisions of the capital securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the capital securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those capital securities.

     The capital securities will be issued under the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The forms of trust agreement and capital securities have been filed as an exhibit to the registration statement.

     The capital securities will have the terms described in the applicable trust agreement or made part of the trust agreement by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the capital securities will mirror the terms of the junior subordinated debt securities held by each trust.

     This section summarizes the material terms and provisions of the trust agreement and the capital securities. Because this is only a summary, it does not contain all of the details found in the full text of the trust agreement and the capital securities. If you would like additional information you should read the form of trust agreement and the form of capital securities.

     The trust agreement of each trust authorizes the administrative trustees to issue on behalf of each trust one series of capital securities and one series of common securities containing the terms described in the applicable prospectus supplement. The proceeds from the sale of the capital securities and common securities will be used by each trust to purchase a series of junior subordinated debt securities from us. The junior subordinated debt securities will be held in trust by the property trustee for your benefit and the benefit of the holder of the common securities.

     Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation of the capital securities, to the extent that the related trust holds funds available for this purpose and has not made such payments. See "Description of the Guarantee" on page 30 of this prospectus.

     The assets of each trust available for distribution to you will be limited to payments received from us under the corresponding junior subordinated debt securities. If we fail to make a payment on the corresponding junior subordinated debt securities, the property trustee will not have sufficient funds to make related payments, including distributions, on the capital securities.

     Each guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the indenture, the applicable trust agreement and the expense agreement, will provide a full and unconditional guarantee of amounts due on the capital securities issued by each trust.

     Each trust will redeem an amount of capital securities equal to the amount of any corresponding junior subordinated debt securities redeemed.

     Specific terms relating to the capital securities will be described in the applicable prospectus supplement, including:

     - the name of the capital securities;

     - the dollar amount and number of capital securities issued;

     - the annual distribution rate(s) (or method of determining this rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

     - the date from which distributions shall be cumulative;

     - the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the capital securities shall be purchased or redeemed, in whole or in part;

     - the terms and conditions, if any, under which the junior subordinated debt securities are distributed to you by the trusts;

     - any securities exchange on which the capital securities are listed;

     - whether the capital securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of the capital securities.

     The applicable prospectus supplement will also describe some U.S. federal income tax considerations applicable to any offering of capital securities.

REDEMPTION OR EXCHANGE

     Mandatory Redemption. If any corresponding junior subordinated debt securities are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the property trustee will use the proceeds from this repayment or redemption to redeem a Like Amount of the capital securities and common securities. The property trustee will give you at least 30 days notice, but not more than 60 days notice, before the date of redemption. The capital securities and (unless there is a default under the junior subordinated debt securities) the common securities will be redeemed at the redemption price at the concurrent redemption of the corresponding junior subordinated debt securities. See "Description of the Junior Subordinated Debt
Securities -- Redemption."

     If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a date of redemption, then the proceeds from the repayment or redemption shall be allocated, pro rata, to the redemption of the related capital securities and the common securities.

     We may redeem any series of corresponding junior subordinated debt securities:

     - on or after the date as specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

     - at any time, in whole (but not in part), on the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event; or

     - as is otherwise specified in the applicable prospectus supplement.

     Distribution of Corresponding Junior Subordinated Debt Securities. We may at any time dissolve any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debt securities relating to the capital securities and common securities issued by the trust to be distributed to you and the holders of the common securities in liquidation of the trust.

     Tax Event, Investment Company Event or Regulatory Capital Event. If a Tax Event, Investment Company Event or Regulatory Capital Event relating to a series of capital securities and common securities shall occur and be continuing, we may redeem the corresponding junior subordinated debt securities in whole, but not in part. This will cause a mandatory redemption of all of the related capital securities and common securities at the redemption price within 90 days following the occurrence of the Tax Event, Investment Company Event or Regulatory Capital Event.

     If a Tax Event relating to a series of capital securities and common securities occurs and is continuing and we elect not to redeem the corresponding junior subordinated debt securities or to terminate the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of the capital securities and common securities as described above, those capital securities and common securities will remain outstanding and Additional Sums may be payable on the corresponding junior subordinated debt securities.

     Once the liquidation date is fixed for any distribution of corresponding junior subordinated debt securities for any series of capital securities:

     - the series of capital securities will no longer be deemed to be outstanding;

     - DTC, or its nominee, as the record holder of the series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon the distribution; and

     - certificates representing the series of capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debt securities. Those certificates will bear accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of capital securities until the certificates are presented to the administrative trustees of the applicable trust or their agent for transfer or reissuance.

     We cannot assure you of the market prices for the capital securities or the corresponding junior subordinated debt securities. Accordingly, the capital securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a trust, may trade at a discount of the price that you paid for the capital securities.

REDEMPTION PROCEDURES

     Capital securities redeemed on date of redemption shall be:

     - redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities; and

     - payable on each date of redemption only to the extent that the related trust has funds on hand available for the payment of the redemption price.

     If notice of redemption is given, then, by 12:00 noon, New York City time, on the date of redemption, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See "Book-Entry Issuance." If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you when you surrender your certificates evidencing the capital securities.

     Distributions payable on or before the date of redemption for any capital securities called for redemption shall be payable to the holders on the relevant record dates for the related distribution dates.

     If notice of redemption is given and funds deposited as required, all of your rights will cease, except your right to receive the redemption price, and the capital securities will cease to be outstanding.

     If a date of redemption is not a business day, then payment of the redemption price payable on the date of redemption will be made on the next succeeding day which is a business day (and without any interest or other payment for any delay). However, if the business day falls in the next calendar year, then payment will be made on the immediately preceding business day.

     If payment of the redemption price of the capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us under the guarantee, then distributions on the capital securities will continue to accrue at the then applicable rate from the date of redemption to the date that the redemption price is actually paid. In this case the actual payment date will be the date of redemption for purposes of calculating the redemption price.

     Subject to applicable law (including, without limitation, federal securities law), our subsidiaries or us may at any time and from time to time purchase outstanding capital securities by tender offer, in the open market or by private agreement.

     Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debt securities to holders of capital securities shall be payable to the holders on the relevant record date as they appear on the register of capital securities. The record date shall be one business day before the relevant date of redemption or liquidation date as applicable. However, if the capital securities are not in book-entry form, the relevant record date for the capital securities shall be at least 15 days before the date of redemption or liquidation date.

     If less than all of the capital securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate Liquidation Amount of the capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative Liquidation Amounts of such classes. The property trustee will select the capital securities to be redeemed on a pro rata basis not more than 60 days before the date of redemption, by a method deemed fair and appropriate by it. The property trustee will promptly notify the registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the Liquidation Amount to be redeemed.

     You will receive notice of any redemption at least 30 days but not more than 60 days before the date of redemption at your registered address. Unless we default in the payment of the redemption price on the corresponding junior subordinated debt securities, on and after the date of redemption, interest will cease to accrue on the junior subordinated debt securities or portions of the junior subordinated debt securities (and distributions will cease to accrue on the related capital securities or portions of the capital securities) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption price of, each trust's capital securities and common securities, will be made pro rata based on the liquidation amount of the capital securities and common securities. However, if an event of default under the indenture shall have occurred and is continuing, no payment may be made on any of the trust's common securities, unless all unpaid amounts on each of the trust's outstanding capital securities shall have been made or provided for in full.

     If an event of default under the indenture has occurred and is continuing, we, as holder of the trust's common securities, will be deemed to have waived any right to act on the event of default under the applicable trust agreement until the effect of all events of default relating to the capital securities have been cured, waived or otherwise eliminated. Until the events of default under the applicable trust agreement relating to the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on our behalf as holder of the trust's common securities, and only you and the other holders of capital securities will have the right to direct the property trustee to act on your behalf.

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

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Each trust agreement states that each trust shall be automatically dissolved upon the expiration of the term of the trust and shall also be dissolved on the first to occur of:

     - our bankruptcy or dissolution;

     - the distribution of a Like Amount of the junior subordinated debt securities directly to the holders of the capital securities and common securities. For this distribution, we must give at least 30 days written notice to the trustees;

     - the redemption of all of the capital securities and common securities of a trust; and

     - a court order for the dissolution of a trust is entered.

     If dissolution of a trust occurs, the applicable trustees shall wind up the trust as soon as practicable. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the trust (each a "Liquidation"), the holders of the capital securities and the common securities on the date of the Liquidation will be entitled to receive, out of the assets of the trust available for distribution to holders of securities after satisfaction of the trust's liabilities to creditors, if any, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25 per security plus accumulated and unpaid distributions thereon to the date of payment, unless, in connection with a dissolution of the trust, junior subordinated debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accumulated and unpaid interest equal to accrued and unpaid distributions on, such securities shall be distributed on a pro rata basis to the holders of the securities in exchange for such securities.

     If a trust cannot pay the full amount due on its capital securities and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its capital securities and common securities shall be paid pro rata. However, if an event of default under the indenture has occurred and is continuing, the total amounts due on the capital securities shall be paid before any distribution on the common securities.

TRUST ENFORCEMENT EVENT

     An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a "Trust Enforcement Event." For more information on events of default under the indenture, see "Description of the Junior Subordinated Debt Securities -- Events of Default." Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debentures, will have the right under the indenture to declare the principal amount of the junior subordinated debentures due and payable. The amended and restated trust agreement does not provide for any other events of default.

     If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the junior subordinated debentures and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debentures when due, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder's capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

     Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust

Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

REMOVAL OF TRUSTEES

     Unless an event of default under a trust agreement has occurred and is continuing, we can remove and replace any trustee at any time. If an event of default under a trust agreement has occurred and is continuing, the property trustee and the Delaware trustee may be removed or replaced by the holders of at least a majority in Liquidation Amount of the outstanding capital securities. We are the only one that have the right to remove or replace the administrative trustees. No resignation or removal of any of the trustees and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee as described in the applicable trust agreement.

MERGER OR CONSOLIDATION OF TRUSTEES

     If any of the trustees merge, convert, or consolidate with or into another entity or sells its trust operations to another entity, the new entity shall be the successor of the trustee under each trust agreement, provided that the corporation or other entity shall be qualified and eligible to be a trustee.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     A trust may not merge with or into, consolidate, amalgamate, or be replaced by or transfer or lease all or substantially all of its properties and assets to any other entity (a merger event), except as described below. A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate or be replaced by another trust provided that:

     - the successor entity either:

      - expressly assumes all of the obligations of the trust relating to the capital securities; or

      - substitutes for the capital securities other securities with terms substantially similar to the capital securities (successor securities) so long as the successor securities has the same rank as the capital securities for distributions and payments upon liquidation, redemption and otherwise;

     - we expressly appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as it relates to the junior subordinated debt securities;

     - the successor securities are listed or will be listed on the same national securities exchange or other organization that the capital securities are listed or quoted on;

     - the merger event does not cause the capital securities or successor securities to be downgraded by any national statistical rating organization;

     - the merger event does not adversely affect the rights, preferences and privileges of the holders of the capital securities or successor securities in any material way;

     - the successor entity has a purpose substantially similar to that of the trust;

     - before the merger event, we have received an opinion of counsel stating that:

        - the merger event does not adversely affect the rights of the holders of the capital securities or any successor securities in any material way;

        - following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

        - following the merger, the trust will continue to be classified as a grantor trust for United States federal income tax purposes; and

     - we own all of the common securities of the successor entity and guarantee the successor entity's obligations under the successor securities in the same manner provided by the related guarantee.

     The trusts and any successor entity must always be classified as grantor trusts for U.S. federal income tax purposes unless all of the holders of the capital securities approve otherwise.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     You have no voting rights except as discussed under "Description of the Capital Securities -- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of the Guarantee -- Amendments and Assignment," and as otherwise required by law and the applicable trust agreement. The property trustee, the Delaware trustee, the administrative trustees and us may amend each trust agreement without your consent:

     - to cure any ambiguity or inconsistency;

     - to correct or supplement any provision in the trust agreement that is defective or inconsistent with any other provision;

     - to add to the covenants, restrictions or obligations related to us;

     - to conform to any change in Rule 3a-5 under the Investment Company Act or written change in interpretation or application of Rule 3a-5 under the Investment Company Act by any legislative body, court, government agency or regulatory body; or

     - to modify, eliminate or add provisions to the applicable trust agreement as shall be necessary to ensure that each trust shall at all times be classified as a grantor trust for U.S. federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

     The trustees and us may amend each trust agreement for any other reason as long as the holders of at least a majority in aggregate liquidation amount of the capital securities agree, and the trustees receive an opinion of counsel which states that the amendment will not affect the applicable trust status as a grantor trust for U.S. federal income tax purposes, or its exemption from regulation as an investment company under the Investment Company Act, except to:

     - change the amount and/or timing or otherwise adversely affect the method of payment of any distribution on the capital securities or common securities; or

     - restrict your right or the right of the common security holder to institute suit for enforcement of any distribution on the capital securities or common securities.

     The changes described in the two bullet points above require the approval of each holder of the capital securities affected.

     Other than as provided by the relevant trust agreement or the terms of the capital securities, the trust shall not and the trustees, including the property trustee, shall not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the trustee or executing any trust or power conferred on the trustee relating to the corresponding junior subordinated debt securities;

     - waive any past default under Section 5.13 of the indenture;

     - cancel an acceleration of the principal of the corresponding junior subordinated debt securities; or

     - agree to any change in the indenture or the corresponding junior subordinated debt securities, where the trustees' approval is required, unless the trust shall have received an opinion of counsel to the effect that such modification will not cause more than an insubstantial risk that the trust will be deemed an investment company required to be registered under the Investment Company Act or that the trust will be classified as other than a grantor trust for United States federal income tax purposes.

     The trustees cannot change anything previously approved by you without your approval to make the change. The property trustee shall notify you of any notice of default relating to the corresponding junior subordinated debt securities.

     In addition, before taking any of the actions described above, the trustees must obtain an opinion of counsel experienced in these matters, stating that the trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

     As described in each trust agreement, the administrative trustees may hold a meeting so that you may vote on a change or request that you approve the change by written consent.

     Your vote or consent is not required for the trust to redeem and cancel its capital securities under the trust agreement.

     If your vote is taken or a consent is obtained, any capital securities that are owned by us, the trustees or any affiliate of either of us shall, for purposes of the vote or consent, be treated as if they were not outstanding.

GLOBAL CAPITAL SECURITIES

     The capital securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. The specific terms of the depositary arrangements for a series of capital securities will be described in the applicable prospectus supplement. See "Book-Entry Issuance."

PAYMENT AND PAYING AGENTS

     Payments regarding the capital securities shall be made to a depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any trusts capital securities are not held by a depositary, the payments shall be made by check mailed to the address of the holder entitled to it at the address listed in the register.

     Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee. The paying agent shall be permitted to resign as paying agent with 30 days' written notice to the property trustee and to us. If the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and to us) to act as paying agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

     Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, after payment of any tax or other governmental charges that are imposed in connection with any transfer or exchange. No transfers of capital securities called for redemption will be registered.

INFORMATION ABOUT THE PROPERTY TRUSTEE

     The property trustee will perform only those duties that are specifically stated in each trust agreement. If an event of default arises under a trust agreement, the property trustee must use the same degree of care and skill in the exercise of its duties as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by the applicable trust agreement at your request unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

     If no event of default under a trust agreement has occurred and is continuing, and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in applicable trust agreement or is unsure of the application of any provisions of the applicable trust agreement, and the matter is not one on which you are entitled to vote, then the property trustee shall:

     - take some action as directed by us; and

     - if not so directed, shall take whatever action that the property trustee deems advisable and in your best interests, and in the best interests of the holders of the capital securities and common securities of the applicable trust and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in the manner that:

     - no trust will be deemed to be an investment company required to be registered under the Investment Company Act or to fail to be classified as a grantor trust for U.S. federal income tax purposes;

     - the corresponding junior subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

     In this connection, the administrative trustees and us are authorized to take any action, consistent with applicable law or the certificate of trust of each trust or each trust agreement, that we each determine in our discretion to be necessary or desirable for these purposes.

     You have no preemptive or similar rights. A trust may not borrow money, issue Debt or mortgages, or pledge any of its assets.

                          DESCRIPTION OF THE GUARANTEE

GENERAL

     We will execute a guarantee, for your benefit at the same time that a trust issues the capital securities. The guarantee trustee will hold the guarantee for your benefit. The guarantee will be qualified as an indenture under the Trust Indenture Act. The form of guarantee has been filed as an exhibit to the registration statement.

     This section summarizes the material terms and provisions of the guarantee. Because this is only a summary, it does not contain all of the details found in the full text of the guarantee. If you would like additional information you should read the form of guarantee agreement.

     We will irrevocably agree to pay to you in full the Guarantee Payments as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment. The following payments, to the extent not paid by a trust, will be subject to the guarantee:

     - any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

     - the redemption price and all accrued and unpaid distributions to the date of redemption on the capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

     - in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:

          - the aggregate of the Liquidation Amount specified in the applicable prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

          - the amount of assets of the trust remaining available for distribution to you.

     We can satisfy our obligation to make a guarantee payment by direct payment to you of the required amounts or by causing the trust to pay those amounts to the holders.

     Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust's obligations under the capital securities, but will apply only to the extent that the related trust has funds sufficient to make the payments, and is not a guarantee of collection.

     No single document executed by us that is related to the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the applicable guarantee, the applicable trust agreement, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under its capital securities.

STATUS OF GUARANTEES

     Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our Senior Debt; and each guarantee will rank equally with all other guarantees issued by us. The guarantee will constitute a guarantee of payment and not of collection (in other words you may sue us, or seek other remedies, to enforce your rights under the guarantee without first suing any other person or entity). Each guarantee will be held for your benefit. Each guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not previously paid by the trust or upon distribution to you of the corresponding series of junior subordinated debt securities. None of the guarantees places a limitation on the amount of additional Senior Debt that we may incur. We expect to incur from time to time additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except regarding any changes which do not adversely affect your rights in any material respect (in which case your consent will not be required), the guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding capital securities. A description of the manner in which approval may be obtained is described under "Description of the Capital Securities -- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each guarantee will be binding on our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related capital securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each guarantee occurs if we fail to make any of our required payments or perform our obligations under the guarantee. The holders of at least a majority in aggregate Liquidation Amount of the related capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the guarantee.

     You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION ABOUT THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of an event of default by us in the performance of any guarantee, will only perform the duties that are specifically described in the guarantee. After an event of default on any guarantee, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the guarantee at your request unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF CAPITAL SECURITIES GUARANTEES

     Each guarantee will terminate once the related capital securities are paid in full or upon distribution of the corresponding series of junior subordinated debt securities to you. Each guarantee will continue to be effective or will be reinstated if at any time you are required to restore payment of any sums paid under the capital securities or the guarantee.

          RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING
             JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Payments of distributions and other amounts due on the capital securities (to the extent the trust has funds available for the payments) will be irrevocably guaranteed by us to the extent described under "Description of the Guarantee." No single document executed by us in connection with the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of our obligations under the related guarantee, the related trust agreement, the corresponding series of junior subordinated debt securities, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the related series of capital securities.

     If we do not make payments on any series of corresponding junior subordinated debt securities, the related trust will not pay distributions or other amounts on the related capital securities. The guarantee does not cover payments of distributions when the related trust does not have sufficient funds to pay such distributions. If that occurs, your remedy is to sue us, or seek other remedies, to enforce your rights under the guarantee without first instituting a legal proceeding against the guarantee trustee.

SUFFICIENCY OF PAYMENTS

     As long as we make payments of interest and other payments when due on each series of corresponding junior subordinated debt securities, the payments will be sufficient to cover the payment of distributions and other payments due on the related capital securities, primarily because:

     - the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the related capital securities and common securities;

     - the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related capital securities;

     - we shall pay for any and all costs, expenses and liabilities of a trust except the trust's obligations to holders of its capital securities under the capital securities; and

     - each trust agreement provides that the trust will not engage in any activity that is inconsistent with the limited purposes of the trust.

     We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made, or are concurrently on the date of the payment making, a payment under the related guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

     A default or event of default under any of our Senior Debt would not constitute a default or event of default under the trust agreements. However, in the event of payment defaults under, or acceleration of, any of our Senior Debt, the subordination provisions of the indenture provide that no payments will be made regarding the corresponding junior subordinated debt securities until the Senior Debt has been paid in full or any payment default on it has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the trust agreements.

LIMITED PURPOSE OF TRUSTS

     Each trust's capital securities evidence a beneficial interest in the respective trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of distributions.

RIGHTS UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution of any trust involving a liquidation of the corresponding junior subordinated debt securities held by a trust, you will be entitled to receive, out of assets held by that trust, the liquidation distribution in cash. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution." In the event of our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our common stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust (other than the trust's obligations to you), your position and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the capital securities and the junior subordinated debt securities, unless otherwise stated in the applicable prospectus supplement. We will issue the capital securities and junior subordinated debt securities only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the capital securities of each trust and junior subordinated debt securities representing in the aggregate, the total number of the trust's capital securities or aggregate principal balance of junior subordinated debt securities, respectively.

     DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants' accounts, eliminating in this manner the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Others like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, the Indirect Participants, also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of capital securities or junior subordinated debt securities within the DTC system must be made by or through Direct Participants, who will receive a credit for the capital securities or junior subordinated debt securities on DTC's records. The ownership interest of each actual purchaser of each capital security and each junior subordinated debt securities is in turn to be recorded on the Direct and

Indirect Participants' records. DTC will not send written confirmation to Beneficial Owners of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased capital securities or junior subordinated debt securities. Transfers of ownership interests in the capital securities or junior subordinated debt securities are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in capital securities or junior subordinated debt securities, unless the book-entry system for the capital securities of the trust or junior subordinated debt securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the capital securities or junior subordinated debt securities. DTC's records reflect only the identity of the Direct Participants to whose accounts the capital securities or junior subordinated debt securities are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

     We will send redemption notices to Cede & Co. as the registered holder of the capital securities or junior subordinated debt securities. If less than all of a trust's capital securities or the junior subordinated debt securities are redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting on the capital securities or the junior subordinated debt securities is limited to the holders of record of the capital securities or junior subordinated debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on capital securities or junior subordinated debt securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to Direct Participants for whose accounts the capital securities or junior subordinated debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     The relevant trustee will make distribution payments on the capital securities or on the junior subordinated debt securities to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to Beneficial Owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us will be responsible for the payment. The relevant trustee is responsible for payment of distributions to DTC. Direct and Indirect Participants are responsible for the disbursement of the payments to the Beneficial Owners.

     DTC may discontinue providing its services as securities depositary on any of the capital securities or the junior subordinated debt securities at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not obtained, final capital securities or junior subordinated debt securities certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference of capital securities or aggregate principal amount of junior subordinated debt securities may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the capital securities or junior subordinated debt securities will be printed and delivered.

     The trusts and us have obtained the information in this section about DTC and DTC's book-entry system from sources that they believe to be accurate, but the trusts and us assume no responsibility for the accuracy of the information. Neither the trusts nor Banknorth have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     - through underwriters or dealers;

     - directly to one or more purchasers; or

     - through agents.

     The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters' compensation, and any securities exchanges on which the securities are listed.

     The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

     We may have agreements with the underwriters, dealers, and agents to indemnify them against some civil liabilities, including liabilities under the Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

     We may authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement on delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to the conditions included in the applicable prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of such contracts.

     Unless the applicable prospectus supplement states otherwise, all securities will be new issues of securities with no established trading market. Any underwriters who purchase securities from us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that the trading market for any securities will be liquid.

     The dealers/underwriters do not intend to make sales of the capital securities to accounts over which they exercise discretionary authority without obtaining the prior written approval of the account holder.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., our counsel, and for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York. Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trusts, will pass on some legal matters for the trusts. Elias, Matz, Tiernan & Herrick L.L.P. and Sidley Austin Brown & Wood LLP will rely on the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware as to matters of Delaware law regarding the trusts.

                                    EXPERTS

     The consolidated financial statements of Banknorth as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, incorporated by reference herein from Banknorth's annual report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    GLOSSARY

     Below are abbreviated definitions of capitalized terms used in this prospectus and in the applicable prospectus supplement. The applicable prospectus supplement may contain a more complete definition of some of the terms defined here and reference should be made to the applicable prospectus supplement for a more complete definition of these terms.

     "Additional Sums" refers to the additional amounts required to be paid so that the amount of distributions due and payable by a trust on outstanding capital securities and common securities shall not be reduced because of any additional taxes, duties and other governmental charges to which a trustee is subject because of a Tax Event.

     "Beneficial Owner" refers to the ownership interest of each actual purchaser of each debt security.

     "Company" refers to Banknorth Group, Inc. and its subsidiaries, unless otherwise stated.

     "Debt" means, for any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

     - every obligation of the person for money borrowed;

     - every obligation of the person evidenced by bonds, debt securities, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     - every reimbursement obligation of the person regarding letters of credit, bankers' acceptances or similar facilities issued for the account of the person;

     - every obligation of the person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     - every capital lease obligation of the person;

     - all indebtedness of the person whether incurred on, before, or after the date of the indenture, for claims relating to derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

     - every obligation of the type referred to in the first through the sixth bullet points above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Depositary" refers to a bank or trust company selected by us, having its principal office in the United States, and having a combined capital and surplus of at least $50 million, and where we will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and that bank or trust company.

     "Direct Participants" refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc., the American Stock Exchange Inc., and the National Association of Securities Dealers, Inc., own DTC. Purchases of debt securities within the DTC system must be made by or through Direct Participants who will receive a credit for the debt securities on DTC's records.

     "Guarantee Payments" refers to the following payments, to the extent not paid by a trust, which will be subject to the guarantee:

     - any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

     - the redemption price and all accrued and unpaid distributions to the date of redemption with respect to capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

     - in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:

          - the aggregate of the Liquidation Amount specified in the prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

          - the amount of assets of the trust remaining available for distribution to you.

     "Indirect Participants" refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, and who also have access to the DTC system.

     "Omnibus Proxy" refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to Direct Participants for whose accounts the debt securities are credited on the record date.

     "Senior Debt" means the principal of, premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not the claim for post-petition interest is allowed in the proceeding) on, our Debt whether incurred on, before or subsequent to the date of the indenture, unless, in the instrument creating or evidencing the Debt or under which the Debt is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities or to other Debt which ranks equally with, or subordinated to the junior subordinated debt securities. However, Senior Debt shall not include:

     - any of our Debt which, when incurred and without regard to any election under section 1111(b) of the Bankruptcy Code, was without recourse to us;

     - any of our Debt to any of our banking subsidiaries;

     - Debt to any of our employees; and

     - any other debt securities issued under our indenture.

     "Tier 1 Capital" refers to the sum of core capital elements, less goodwill and other intangible assets. The core capital elements include: common stockholders' equity, qualifying noncumulative perpetual preferred stock (including related surplus), qualifying cumulative perpetual preferred stock (including related surplus), and minority interest in the equity account of consolidated subsidiaries.

                              8,000,000 Securities

                           BANKNORTH CAPITAL TRUST II
                         8% Trust Preferred Securities
                    Fully and unconditionally guaranteed by

                              Banknorth Group Logo

                   ------------------------------------------

                             PROSPECTUS SUPPLEMENT

                               February 14, 2002
                   ------------------------------------------

                         KEEFE, BRUYETTE & WOODS, INC.
                                LEHMAN BROTHERS
                           A.G. EDWARDS & SONS, INC.
                              MERRILL LYNCH & CO.
                             PRUDENTIAL SECURITIES
                                  UBS WARBURG
                        SANDLER O'NEILL & PARTNERS, L.P.
                           STIFEL, NICOLAUS & COMPANY
                                 INCORPORATED

                           U.S. BANCORP PIPER JAFFRAY

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